UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CNH INDUSTRIAL N.V.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026

ANNUAL GENERAL

MEETING AND PROXY

STATEMENT

This document is important and requires your immediate attention.

If you are in any doubt as to any aspect of the proposals referred to in this document or as to the action you should take, you should consult your own broker, bank, solicitor or accountant or other independent professional adviser.

Please review carefully the voting instructions included in this Notice of Meeting and Proxy Statement.

This document should be read as a whole. Your attention is drawn to the letter from our Chair and Chief Executive Officer, which is set out on pages ii to vi of this document. The Board unanimously recommends that you vote "FOR" each director nominee included in Item 1, "FOR" Item 2A, "One Year" for Item 2B and "FOR" Items 3A, 3B, 3C, 4A, 5, 6A, 6B, and 6C. The full text of these proposals is set out below.

A Message from our Chair & Chief Executive Officer

Dear Shareholders,

In 2025, we laid the groundwork for CNH’s sustained momentum. It was a year defined by industry adaptation, as global agriculture navigated a downcycle marked by lower commodity prices, expanded tariffs, and softer retail demand. Tariffs also left deep traces in global construction despite strong market demand in most areas.

Against this backdrop, we maintained disciplined operational execution and progressed on the priorities that will strengthen CNH through the expected trough in 2026 and position us to accelerate as markets recover.

We focused on two objectives: boosting productivity and ensuring future readiness. These efforts strengthened our operations across our regions, embedded new technologies and ongoing quality improvements into our products, and supported the launch of more than 50 Agriculture products and over 20 Construction products during the year.

In parallel, we began executing our Path to 2030 — our new strategic plan mobilizing the CNH team behind a shared direction and clear expectations for delivery.

PATH TO 2030

Presented at our Investor Day last May, our Path to 2030 is designed to ensure that CNH’s decisions and investments support long-term, profitable growth and sustained value creation for shareholders. It centers on three commitments:

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Expanding Agriculture Product Leadership

We will continue delivering a steady cadence of new products, integrating advanced technology, expanding autonomy and predictive maintenance capabilities, and enhancing connectivity across our platform. These actions, paired with a transformed go-to-market model, are expected to drive 100-150 bps of annual margin improvement by 2030.

Delivering Higher Mid-Cycle Adjusted EBIT Margins

In Agriculture, we remain committed to reaching 16–17% midcycle adjusted EBIT margins by 2030. While tariffs and unfavorable regional mix are near-term headwinds, our commercial actions, operational efficiencies, quality initiatives, and ongoing product leadership position us to offset these impacts over the plan period.

In Construction, we continue to target 7–8% mid‑cycle adjusted EBIT margins by 2030, supported by commercial actions, sourcing gains, and manufacturing efficiencies that reinforce this segment’s strategic importance.

Creating Value for Shareholders

Financial discipline remains central to our strategy. We expect to maintain an investment-grade profile while allocating capital toward organic growth and margin expansion. At the same time, we will retain flexibility to pursue strategic, margin-accretive M&A to strengthen our portfolio and accelerate innovation.

After satisfying our debt obligations and funding strategic investments, we intend to return substantially all Industrial Free Cash Flow to shareholders through our dividend policy — targeting 25–35% of reported net income — and share repurchases.

We have a clear path to achieve our goals and are committed to delivering steady progress, utilizing the capabilities we have demonstrated in previous cycles.

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2025 FINANCIAL HIGHLIGHTS

Despite a cyclical market downturn and uncertainty in global trade, our teams demonstrated discipline, operational rigor, and resilience. These actions mitigated industry headwinds and reinforced the strength of our operating model.

These results reflect the realities of a downcycle, but also the benefits of our cost management, production, and inventory actions. We generated $513M in Industrial Free Cash Flow — underscoring the resilience of our operating model. And despite the challenging environment, we returned $430M to shareholders through dividends and share repurchases.

Our investment in innovation remains focused on technologies that meaningfully improve customer productivity, profitability, and sustainability.

END-TO-END INNOVATION ACROSS THE FULL CROP CYCLE

Our innovation strategy differentiates CNH and propels our strategic progress. During Agritechnica last November, we showcased technologies that support every phase of the crop cycle, from soil preparation to harvest.

By advancing AI, autonomy, automation, and robotics, we are helping customers operate more efficiently and achieve stronger returns. For example, our award-winning combine and corn header automation both use AI and sensors to optimize performance, simplify operations, and boost productivity.

In 2025, we accelerated the integration of our technologies across new product launches. Our latest marquee tractors — now extending up to 785 rated horsepower — deliver enhanced connectivity and integrate with our FieldOps™ digital platform. Additionally, our collaboration with Starlink will increase connectivity, ensuring technology accessibility for customers in remote and underserved regions.

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AI ACROSS PRODUCTS, PEOPLE AND PROCESSES

AI is now driving productivity and value across our business. It is embedded in our equipment, strengthens dealer and customer support, and improves operational efficiency enterprise-wide.

AI has already reduced costs — improving R&D spend effectiveness, reducing service resolution times, and strengthening our supply chain and Parts & Service operations. We invested more than $750 million in R&D in 2025, with 23% dedicated to Precision Technology, where AI is a critical enabler.

Across our dealer network, AI-driven tools are improving uptime and simplifying diagnostics. Our AI Tech Assistant delivers near instant diagnostics support, while our visual parts search enables rapid and accurate parts identification. These capabilities enhance decision quality and deepen the value we deliver to customers and dealers. And it’s only the start as we see substantial opportunities ahead to increase productivity and deliver better customer offers through AI.

BUILDING WORKFORCE CAPABILITY FOR THE FUTURE

In a period of rapid technological and market change, our workforce is a critical asset. Our refreshed capability framework emphasizes skills-based development, strategic workforce planning, and data-informed talent decisions — all aligned to the needs of our customers and business.

We strengthened our Global Leadership Team in 2025 with appointments across Finance, HR, IT, Communications, and regional Agriculture leadership. These reinforce the governance needed to execute our strategy with speed and accountability.

DISCIPLINE TO DRIVE LONGEVITY

As we advance our Path to 2030, we remain clear-eyed about the environment ahead. Farmers continue to face lower commodity prices, higher input costs, and ongoing trade uncertainty, while global retail Agriculture demand is expected to soften further. In Construction, demand is projected to remain broadly stable, with variation across end markets.

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We expect 2026 to represent the trough of the current agriculture cycle, and we are protecting profitability through cost discipline, structural improvements, and channel inventory reductions. These actions not only strengthen our performance today but position CNH to capture benefits when markets normalize.

The long‑term fundamentals of agriculture remain compelling – rising global food demand, finite arable land, and the growing dependence on technology to produce more with less. Many large‑scale agriculture operations are also increasingly sourcing construction equipment for everyday land prep, irrigation work, and infrastructure on their operations. That crossover gives CNH scale and advantage.

Thank you for your continued support, trust, and engagement. And to our employees — thank you for the passion and ingenuity you bring to your work every day. You are essential to delivering progress and fulfilling our commitments.

Suzanne Heywood	Gerrit Marx
Chair and Executive Director	Chief Executive Officer

Indications for the 2026 Annual General Meeting
You are cordially invited you to the CNH Industrial N.V. (“CNH”) Annual General Meeting. It will be held on May 8, 2026, at 3:00 p.m. CEST, at the offices of Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands.

Details in relation to attending and voting on the items on the agenda for the meeting are set out on pages 75 to 79 of this Notice of Meeting and Proxy Statement.

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CNH FISCAL YEAR 2025 SHAREHOLDER DOCUMENTS

CNH has prepared a Notice of Meeting and Proxy Statement, including governance disclosures and executive compensation disclosures. We will also make available our annual report on Form 10-K for the year ended December 31, 2025, the 2025 EU Annual Report (the “Dutch Annual Report”), including our annual consolidated financial statements as of and for the period ending December 31, 2025, and 2024, as well as the statutory financial statements of CNH Industrial N.V. as of and for the period ending December 31, 2025, and 2024 (the “Company Annual Financial Statements”).

These documents and the proxy forms for the Meeting are available on our website. This documentation is also available at the Company’s principal office at Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom for shareholders, who will receive a copy free of charge upon request.

NOTICE OF 2026 ANNUAL GENERAL MEETING

Date:

Friday, May 8, 2026

Time:

3:00 p.m. CEST

Place:

The offices of:

Freshfields LLP,

Strawinskylaan 10,

1077 XZ Amsterdam

The Netherlands

Record Date:

April 10, 2026

Availability of Materials:

The Notice of Meeting and Proxy Statement, our Annual Report on Form 10-K and our Dutch Annual Report for the year ended December 31, 2025 and the other documents relating to the Meeting are available at www.cnh.com and will be mailed to shareholders on or about March 25, 2026.

Live Webcast:

Shareholders can follow the meeting via webcast on the website of the Company (www.cnh.com)

Your vote is important

To make sure your shares are represented, please cast your vote as soon as possible in one of the ways described in this Notice of Meeting and Proxy Statement.

We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the meeting, and appointing a proxy in the General Information section on page 75 of this Notice of Meeting and Proxy Statement.

Meeting Agenda and Voting Matters

1.
Appointment of each of the Executive Directors and appointment of each of the Non-Executive Directors as described in the proxy statement (voting items)
2.
Compensation
A.
Approval of executive compensation (“say-on-pay”) (advisory vote)
B.
Approval of the frequency of future say-on-pay votes (advisory vote)
3.
2025 Annual Report
A.
Adoption of the 2025 Company Annual Financial Statements (voting item)
B.
Re-appointment of Independent Auditor for Our Dutch Statutory Annual Accounts (voting item)
C.
Ratification of Selection of International Independent Registered Public Accounting Firm (advisory vote)
4.
Reserves and dividends policy (discussion only item)
A.
Proposal of a dividend for 2025 (voting item)
5.
Discharge the Executive Directors and the Non-Executive Directors of the Board during the financial year 2025 for the performance of their duties during 2025 (voting item)
6.
Authorization to issue new shares and repurchase own shares
A.
Authorization to issue new shares and/or grant rights to subscribe for shares (voting item)
B.
Authorization to limit or exclude pre-emptive rights (voting item)
C.
Authorization to repurchase own shares (voting item)

The Board unanimously recommends that you vote "FOR" each director nominee included in Item 1, "FOR" Item 2A, "One Year" for Item 2B and "FOR" Items 3A, 3B, 3C, 4A, 5, 6A, 6B, and 6C. The full text of these proposals is set out below.

CNH Industrial N.V., March 25, 2026

Notice of Meeting

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of CNH Industrial N.V. (“CNH”, “we”, “us” or the “Company”) will take place at 3:00 p.m. CEST on Friday, May 8, 2026, at the offices of Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands. The Notice of Meeting and Proxy Statement, our 2025 Annual Report on Form 10-K, our 2025 Dutch Annual Report, and other Meeting documents are available at www.cnh.com under Investor Relations–Shareholder Meetings. This documentation is also available at the Company’s principal office at Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom for shareholders, who will receive a copy free of charge upon request.

The Meeting will be conducted in the English language.

Record Date

In order to be entitled to vote in relation to the voting items on the agenda for the Meeting, shareholders must (i) be registered as of April 10, 2026, (the “Record Date”) in the register established for that purpose by the Board of Directors (the “Board”) after reflecting all debit and credit entries as of the Record Date, regardless of whether the shares are still held by such holders at the date of the Meeting and (ii) request registration in the manner mentioned below under “Voting and Attendance”. For additional information on the Record Date, registration, voting procedures and important deadlines, refer to the General Information for instructions.

Voting and Attendance

Loyalty Shareholders and Registered Shareholders. Computershare will send Meeting materials to Loyalty Shareholders and/or Registered Shareholders at the addresses of such shareholders as they appear from the records maintained by Computershare, including a proxy form that allows shareholders to give their voting instructions. The proxy form will also be available on the Company’s website (www.cnh.com) under Investor Relations–Shareholder Meetings. Loyalty Shareholders and/or Registered Shareholders will be entitled to submit their voting instructions or voting proxy (please note proxy instructions below) for the Meeting up to 5:00 p.m. EDT on May 1, 2026, in writing or electronically.

They can also cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations–Shareholder Meetings.

Shareholders holding common shares in DTC. Shareholders holding common shares in DTC should give instructions to their bank or broker, as the record holder of their shares, who is required to vote their shares according to their instructions. In order to vote their shares and/or attend the Meeting, they will need to follow the directions provided by their bank or broker.

Shareholders holding common shares in a Euronext Securities Milan Participant Account (an "ESM Participant Account"). Shareholders holding common shares in an ESM Participant Account (“ESM Investors”) who wish to submit voting instructions or a voting proxy for the Meeting should request that their bank or broker issue a statement (the “Notification of Participation”) confirming their shareholding (including the shareholder’s name and address and the number of shares notified for attendance and held by the relevant shareholder on the Record Date). Banks and brokers must submit the Notification of Participation no later than 5:00 p.m.

EDT on May 1, 2026, to Computershare S.p.A. The ESM Investors may cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings or by proxy form that will also be available on the Company’s website (please note proxy instructions below).

Vote by Proxy

To give voting instructions by proxy, the shareholder (a) must have registered his or her shares as set out above and (b) must ensure that their proxy (including voting instructions) will be received by Computershare by 5:00 p.m. EDT on May 1, 2026, in writing or electronically.

Attendance

Subject to compliance with the above provisions, shareholders can attend and vote at the Meeting in person or by proxy. If you wish to attend the Meeting in person, refer to the General Information section under “How do I attend the Meeting?” on page 75 for instructions.

Shareholders can also follow the meeting via live webcast on the website of the Company (www.cnh.com).

2027 Shareholder Proposals and Nominations

Proposals for inclusion in the 2027 proxy statement

If you intend to submit a proposal for inclusion in our 2027 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act and you wish to have the proposal included in the applicable proxy statement, the proposal must be received by the Chief Legal and Compliance Officer at the address set forth below no later than November 25, 2026.

Pursuant to our Articles of Association, any other proposal to be introduced in a meeting of shareholders should be proposed in writing by such number of shareholders who, by law, are entitled to make such proposal, and should be delivered to the Company in the manner set forth in our Articles of Association and delivered no later than the 60th day before the day of the meeting.

Universal Proxy Deadlines

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than a nominee nominated by our Governance and Sustainability Committee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2027.

Where to send proposals and nominations

Proposals for inclusion in the proxy statement for the 2027 annual meeting of shareholders should be mailed to the office of the Chief Legal and Compliance Officer at CNH Industrial N.V., Cranes Farm Road, Basildon, Essex SS14 3AD United Kingdom.

ITEM 1 – APPOINTMENT OF DIRECTORS

APPOINTMENT OF THE EXECUTIVE DIRECTORS AND APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS

PROPOSED RESOLUTIONS:

Item 1A – Re-appointment of Suzanne Heywood (voting item)

Item 1B – Re-appointment of Gerrit Marx (voting item)

Item 1C – Re-appointment of Elizabeth Bastoni (voting item)

Item 1D – Re-appointment of Howard W. Buffett (voting item)

Item 1E – Re-appointment of Karen Linehan (voting item)

Item 1F – Re-appointment of Alessandro Nasi (voting item)

Item 1G – Appointment of Richard Palmer (voting item)

Item 1H – Appointment of Lorenzo Simonelli (voting item)

Item 1I – Re-appointment of Vagn Sørensen (voting item)

Votes required

Appointment of each director nominee requires that a majority of the votes cast at the Meeting be voted "FOR" the relevant resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Shareholders may not cumulate their votes with respect to the appointment of directors. A properly executed proxy marked “Abstain” with respect to the re-appointment of one or more directors will not be voted with respect to the director or directors indicated.

Recommendations

The Board believes that the contribution and performance of Ms. Heywood continues to be effective, and that she demonstrates commitment to her role in the Company. The Board believes Mr. Marx’s re-appointment as a director will ensure alignment between the Board’s strategic vision and the day-to-day execution by management. Accordingly, the Board unanimously recommends to re-appoint Suzanne Heywood and Gerrit Marx as Executive Directors.

The Board believes that the contribution and performance of the Non-Executive Directors seeking re-appointment at the Annual General Meeting of shareholders continues to be effective, and that they each demonstrate commitment to their roles as directors of the Company. Accordingly, the Board unanimously recommends to re-appoint Elizabeth Bastoni, Howard W. Buffett, Karen Linehan, Alessandro Nasi and Vagn Sørensen, and to appoint Richard Palmer and Lorenzo Simonelli as Non-Executive Directors.

In accordance with the Company’s Articles of Association, the term of office of the Executive Directors and the Non-Executive Directors will expire at the end of the Annual General Meeting of May 8, 2026. Each Executive Director and each Non-Executive Director may be re-appointed at any subsequent Annual General Meeting of shareholders.

The composition of the Board should include members with a mix of skills, professional backgrounds, and other factors, and also be correctly balanced between Executive and Non-Executive Directors. In addition, the presence of independent directors is essential in order to protect the interests of all shareholders and third parties. Based on the proposal made by the Governance and Sustainability Committee (the “G&S Committee”), the Board therefore proposes that the number of directors be set at nine, a number deemed appropriate for the effective functioning of the Board and its Committees, and that number of Executive Directors be confirmed at two, a number deemed appropriate for the effective functioning of the Board. Therefore, the Board unanimously recommends: (a) the re-appointment of Ms. Heywood and Mr. Marx as Executive Directors, and (b) the re-appointment of Ms. Bastoni, Mr. Buffett, Ms. Linehan, Mr. Nasi and Mr. Sørensen and the appointment of Richard Palmer and Lorenzo Simonelli as Non-Executive Directors. Ms. Heywood and Mr. Marx and all Non-Executive Directors are eligible and have stated their willingness to accept appointment or re-appointment, as applicable. The Company has also determined that Elizabeth Bastoni, Howard W. Buffett, Richard J. Kramer, Karen Linehan, Richard Palmer, Lorenzo Simonelli, Vagn Sørensen, and Åsa Tamsons satisfy the independence requirements prescribed by applicable laws and regulations. Pursuant to the Articles of Association, the new term of office of the directors will expire on the day of the first Annual General Meeting of shareholders that will be held in 2027. The directors’ compensation will comply with the Remuneration Policy. Mr. Kramer and Ms. Tamsons have advised us that they are not standing for re-election to the Board of Directors at this Annual General Meeting. They advised us that their decision was not the result of any disagreement with the Company. The Company thanks them for their service.

Evaluation of potential candidates

The G&S Committee is responsible for screening candidates and recommending director nominees to the full Board. The Board nominates the directors for appointment at each annual meeting of shareholders.

The G&S Committee considers candidates recommended by directors, officers, and third-party search firms. Third-party search firms may be used to identify and provide information on director candidates. At this time, the G&S Committee does not have a policy with regards to the consideration of director candidates recommended by shareholders. The G&S Committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The G&S Committee will consider candidates recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the G&S Committee to become nominees for election to the Board may do so by delivering a written recommendation to the G&S Committee at the following address: c/o Corporate Secretary, CNH Industrial N.V., Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of shares of the Company that are owned by such nominee, the date or dates on which such shares were acquired, and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

The G&S Committee evaluates all candidates in the same manner, regardless of the source of the recommendation. The G&S Committee evaluates how a potential candidate’s specific expertise and background would complement those of current Directors. Furthermore, to align with our present and anticipated future requirements, the Board assesses whether a candidate possesses a suitable blend of professional experience, particularly experience that is germane to our business, skills, international market exposure, knowledge, perspective and background, independence and willingness and ability to participate fully in the work of the Board, and to attend meetings. The Board values the introduction of fresh perspectives from new candidates, which may enrich the Board’s discussions through a broad range of professional and personal backgrounds and experiences. The Board also takes into consideration the existing makeup of the Board and the candidate’s fit within the existing mix of director characteristics. Periodically, the Board revisits these standards and qualifications, with a view to potentially refining them in accordance with leading corporate governance practices and our evolving organizational needs. The nominations of Mr. Palmer and Mr. Simonelli were each recommended by both the Executive and Non-Executive Directors of the Company.

Board Composition

Our director nominees exhibit a mix of skills, experience, qualifications, backgrounds, perspectives and other characteristics:

BALANCED MIX OF ATTRIBUTES AND EXPERIENCE

Director Nominees

The nominees for (re-)appointment as director until the day of the Meeting that will be held in 2027 are:

			Committee Memberships
Name, Age	Independence (for NYSE and Dutch Code purposes)	Joined CNH Board	Governance and Sustainability	Human Capital and Compensation	Audit
Suzanne Heywood, 57		2016
Gerrit Marx, 50		2025
Elizabeth Bastoni, 60	INDEPENDENT	2023	MEMBER	CHAIRPERSON
Howard W. Buffett, 42	INDEPENDENT	2020	CHAIRPERSON	MEMBER
Karen Linehan, 67	INDEPENDENT	2022			CHAIRPERSON
Alessandro Nasi, 51		2019
Richard Palmer, 59	INDEPENDENT	2026 Nominee
Lorenzo Simonelli, 52	INDEPENDENT	2026 Nominee
Vagn Sørensen, 66	INDEPENDENT	2020	MEMBER		MEMBER

Suzanne Heywood	Director Since 2016 | Age: 57
Executive Director, Chair

Suzanne Heywood is the Chief Operating Officer of Exor. She first joined Exor as a Managing Director in 2016. Prior to that she worked at McKinsey & Company which she joined as an associate in 1997 and left as a Senior Partner (Director) in 2016. Suzanne co-led McKinsey’s global service line on organization design for several years and also worked extensively on strategic issues with clients across different sectors. She has published a book, “Reorg,” and multiple articles on these topics.

Suzanne started her career in the U.K. Government as a Civil Servant in the U.K. Treasury. At the Treasury she worked as Private Secretary to the Financial Secretary (who is responsible for all direct taxation issues) as well as leading thinking on the Government’s privatization policy and supporting the Chancellor in his negotiations at ECOFIN (the meeting of European Finance Ministers) in Brussels. Prior to that she studied science at Oxford University (BA) and then at Cambridge University (PhD).

Lady Heywood is Chair of Iveco Group N.V., Shang Xia and Quartz Associates. She is also a non-executive director of Louboutin, The Economist, and Clarivate Plc. She grew up sailing around the world with her family on the schooner Wavewalker. Born in 1969, British citizenship.

Gerrit Marx	Director Since 2025 | Age: 50
Executive Director, Chief Executive Officer

Gerrit Marx is the Chief Executive Officer of CNH. He leads a 34,000+ global team focused on advancing and supporting farming and construction all around the world. His role as CEO also encompasses direct global responsibility for the Company’s Agriculture segment.

His career spans some 25 years throughout which he has worked across different regions and sectors, focusing on industrials, machinery & equipment and automotive.

Gerrit Marx joined CNH as CEO in July 2024. From January 2022 to June 2024, he was CEO of Iveco Group N.V. (EXM: IVG) – a publicly listed commercial vehicles, powertrains, buses and specialty vehicles company. His leadership of Iveco Group followed its spinoff from CNH, where he had served as President of Commercial and Specialty Vehicles from January 2019.

Prior to this, Mr. Marx was a member of the European Leadership Team at the multi-asset investment firm Bain Capital from 2012. He oversaw portfolio activities, driving and leading transformational change programs with a specific focus on automotive and industrial assets. During his tenure, he covered interim roles such as Chief Executive Officer of Wittur Group, a global Tier-1 supplier to the elevator industry and President of the Powertools Division at the U.S. Apex Tool Group.

Gerrit Marx was Executive Vice President of the carmaker Volkswagen AG China and President of Skoda China from 2011 – 2012. From 2007 – 2011 he assumed roles of increasing responsibility within the automotive corporation Daimler AG (now Mercedes-Benz Group AG) across North America, Europe and Asia, latterly as President and Chief Executive Officer of Daimler Trucks China. Mr. Marx began his career at the global consulting firm McKinsey & Company in 1999 focusing on operational improvement programs in the automotive and aerospace industries.

Gerrit Marx holds a bachelor’s degree in Mechanical Engineering (“Diplom Ingenieur”) and an MBA (“Diplom Kaufmann”) from the RWTH Aachen University; and a PhD in Business Administration from Cologne University, both in Germany. Born in 1975, German citizenship.

Elizabeth Bastoni	Independent | Director Since 2023 | Age: 60
Committees: Governance and Sustainability, Human Capital and Compensation (Chairperson)

Elizabeth Bastoni is respected as a credible voice for decision making in the boardroom. She demonstrates sound business judgment, an ability to focus on critical matters in complex situations and is grounded in the financial information that levers the business. Ms. Bastoni has expertise in establishing governance boundaries; enabling strategy development and execution; and leading effective oversight.

Ms. Bastoni currently serves as the Chair of the board of Qorium (Netherlands), an Independent Director and Audit Committee member with Jerónimo Martins (Portugal), Audit Committee Member and Chair of the Nomination and Compensation Committee with Euroapi (France), and an Independent Director, Remuneration Committee member and Nomination Committee member of Coca-Cola HBC AG (Switzerland). Ms. Bastoni has also previously held a range of other board and committee leadership roles in Europe and the U.S. Prior to her Board service, Ms. Bastoni served in C-suite and executive leadership positions at a number of large-scale, global organizations including Carlson, The Coca-Cola Company, Thales, Suez Environment and KPMG.

Ms. Bastoni holds a BA degree with a concentration in Accounting from Providence College, Rhode Island. She has a degree from Paris Sorbonne Université (Paris IV) in French Civilization and studied Art History at the École du Louvre in Paris. Born in 1965, American citizenship.

Howard W. Buffett	Independent | Director Since 2020 | Age: 42
Committees: Governance and Sustainability (Chairperson), Human Capital and Compensation

Howard W. Buffett was appointed Director of CNH in April 2020. He is a Professor at Columbia University’s School of International and Public Affairs in New York, U.S.A., with research focused on sustainability, effective governance, and impact measurement and management. He previously served on the Advisory Committee on Socially Responsible Investing, which advises the University’s $15 billion endowment on social and environmental investment policies.

Earlier in his career, Howard W. Buffett was the Executive Director of the Howard G. Buffett Foundation. He also held a variety of roles in the U.S. government, including in the U.S. Department of Defense, where he oversaw economic stabilization and redevelopment programs in Iraq and Afghanistan. For his work in Afghanistan, he received the Joint Civilian Service Commendation Award. Howard W. Buffett also served as Policy Advisor for the White House Domestic Policy Council and in the Office of the Secretary at the U.S. Department of Agriculture.

Howard W. Buffett serves on several Corporate boards and Advisory boards including Toyota Motor North America, Inari Agriculture, and Holganix. He chairs the Advisory Council for Harvard University’s International Negotiation Program and serves as Senior Advisor to the Aspen Institute. Howard W. Buffett is also a former Term Member of the Council on Foreign Relations.

A New York Times bestselling author, Howard W. Buffett holds a Bachelor of Science in Communications Science and Political Science from Northwestern University, U.S.A., a Master’s in Public Policy and Administration in Advanced Management and Finance from Columbia University, U.S.A., a Master’s in Business Administration from the Massachusetts Institute of Technology, U.S.A., and executive education certificates from Harvard Business School, U.S.A. Born in 1983, American citizenship.

Karen Linehan	Independent | Director Since 2022 | Age: 67
Committees: Audit (Chairperson)

Karen Linehan is a former Executive Vice President and General Counsel of Sanofi, a French global healthcare company, a role she held from 2007 to 2021. During this time Ms. Linehan supported multiple acquisitions and divestitures, complex litigations and government investigations as well as being a founding member of Sanofi’s Gender Balance board. She joined Sanofi in 1991, and held roles of increasing importance including Assistant General Counsel from 1991 to 1996, International Counsel from 1996 to 2000 and Deputy Head of Legal Operations from 2000 to 2007. Prior to joining Sanofi, Karen Linehan was a Corporate Attorney at the New York-based legal firm Townley & Updike. She started her career in the Congressional Office of the Speaker of the U.S. House of Representatives, the Honorable Thomas P. O’Neill, Jr.

Ms. Linehan is currently a board member of Aelis Farma (France), a company which specializes in developing drugs targeting diseases of the brain, where she chairs the Audit Committee and serves as a member of the Remuneration Committee. She served on the board of Veon Ltd. (The Netherlands), a multinational telecommunication services company, where she was as a member the Audit Committee and the Nomination and Governance Committee. Ms. Linehan was a Non-Executive Director of The Global Antibiotic Research and Development Partnership (GARDP) (North America), a Non-Profit Organization which is focused on pursuing the development of treatments for drug resistant infections.

Ms. Linehan holds a Bachelor of American Studies and a Juris Doctor (J.D.) degree in Law, both from Georgetown University in the U.S.A. Born in 1959, American and Irish citizenship.

Alessandro Nasi	Director Since 2019 | Age: 51

Alessandro Nasi is an international business leader whose extensive governance experience spans major global industrial, technology, and investment groups.

He started his career as a financial analyst in several banks, gaining experience at a division of Unicredit in Dublin, Ireland; PricewaterhouseCoopers in Turin, Italy; Merrill Lynch and JP Morgan in New York, USA. He also worked as an Associate in the Private Equity Division of JP Morgan Partners in New York, USA. Mr. Nasi joined the Fiat Group in 2005 as manager of Corporate and Business Development, heading the APAC division and supporting Fiat Group sectors in Asia Pacific. In 2007, Mr. Nasi was appointed Vice President of Business Development and a member of the Steering Committee of Fiat Powertrain Technologies. In 2008, he joined CNH in the role of Senior Vice President of Business Development and from 2009 to 2011 he also served as Senior Vice President of Network Development. In January 2011, he was also appointed Secretary of the Industrial Executive Council of Fiat Industrial, continuing in the role of Executive Coordinator to the successor Group Executive Council of CNH Industrial until January 2019. In 2013 he was appointed President Specialty Vehicles, a role he held until January 2019. Mr. Nasi served as Chairman of Iveco Defence Vehicles and Chairman of Astra Veicoli Industriali - both former affiliates of Iveco Group - from 2019 to March 2026.

Mr. Nasi is a currently a Director of Exor N.V., Chairman of Comau, Director of Iveco Group and Chair of its Environmental, Social, and Governance Committee and member of its Human Capital & Compensations Committee. He is a Director of KIRKBI, the holding and investment company which owns Lego Group and, from May 2025, is also a member of the LEGO Group Board. He is the Chairman of GVS S.p.A., a member of the Board of Istituto Italiano di Tecnologia, and a member of the Strategic Advisory board of 3 Boomerang Capital LLC. In 2026, Mr. Nasi joined the board of Associated Spring U.S., LLC in January, and the Digital Value SpA board in March as a director and member of their Control & Risk and ESG committees.

Alessandro Nasi has a bachelor's degree in Economics from the University of Turin, in Italy. Born in 1974, Italian citizenship.

Richard Palmer	Independent | Director Nominee | Age: 59

Richard Palmer is a nominee to be an Independent Director for CNH Industrial. He is a seasoned and respected board director with 20 years of experience as a Chief Financial Officer (CFO) to several public companies. Mr. Palmer is currently a Non-Executive Director of Prysmian (Italy) where he chairs the Remunerations & Nominations Committee, Group 14 (USA) where he chairs the Audit Committee as well as an advisor to the investment committee of Obsidian Capital (Italy), and an employee advisor to Stellantis N.V. (Netherlands).

Mr. Palmer’s CFO roles span the automotive industry: Comau (2003-2005); Iveco (2005-2006), Fiat Auto (2007-2009), Chrysler Group (2009-2011), Fiat Chrysler Automobiles (FCA, 2011-2020) and latterly Stellantis, where he was the Group CFO following the merger of Fiat Chrysler Automobiles with Groupe PSA in January 2021. He retired from this role in June 2023.

He has an extensive background in finance, business operations, and M&A, having held leadership roles in numerous transactions, including Fiat Group’s acquisition of Chrysler Group and the merger of FCA with PSA.

Earlier in his career, Mr. Palmer held finance positions at General Electric Oil & Gas (1997-2003), United Technologies Corporation (1994-1997) and Price Waterhouse (1988-1994). He was an executive board director of FCA from 2019 to 2020 and a Non-Executive Director of RRDonnelley and its successor company LSC Communications from 2013 to 2019.

He is a Chartered Accountant and member of the ICAEW (UK). He holds a Bachelor of Science in Microbiology & Biotechnology from the University of Warwick U.K.

Born in 1966, British and Italian citizenship.

Lorenzo Simonelli	Independent | Director Nominee | Age: 52

Lorenzo Simonelli is a nominee to be an Independent Director for CNH Industrial, which would mark his return to the Company's Board of Directors, having previously served from 2019 to 2021.

Mr. Simonelli is a globally recognized leader in the industrial and energy technology sectors, with more than 25 years of experience across multinational corporations. He has extensive experience in global operations, technology‑led transformation, and large‑scale industrial integrations.

Following the merger of GE Oil & Gas and Baker Hughes Inc. in 2017, Mr. Simonelli was appointed as both Chairman and Chief Executive Officer of the newly created company Baker Hughes (NASDAQ: BKR). Prior to leading Baker Hughes, Mr. Simonelli served as President and CEO of GE Oil & Gas (2013–2017). His earlier executive roles at General Electric included President and CEO of GE Transportation (2008–2013), where he expanded the business into advanced technology manufacturing and intelligent propulsion systems; as well as senior finance and product leadership positions within GE Consumer & Industrial, Appliances, Lighting, and Electrical Distribution & Motors. Lorenzo Simonelli began his career at GE in the Financial Management Program, holding diverse assignments across GE International, Shared Services, Oil & Gas, and Consolidated Financial Insurance.

He currently serves on the Board of Directors at Iveco Group N.V. He previously served as a board member of C3.ai, Inc. (2020–2021).

Lorenzo Simonelli holds a bachelor’s degree in Business & Economics from Cardiff University (UK).

Born in 1973, British, Italian, Swiss, and U.S. citizenship.

Vagn Sørensen	Independent | Director Since 2020 | Age: 66
Committees: Audit, Governance and Sustainability

Vagn Sørensen was appointed Director of CNH in April 2020 and currently serves as its Senior Non-Executive Director. He has spent the majority of his executive career in the aviation industry. After a 17-year career with Scandinavian Airlines, where he held the position of deputy CEO, from 2001 to 2006 he served as the CEO of Austrian Airlines. Following this, he has pursued a career as an Independent Director, primarily in the leisure, hotel and aviation sectors. His appointments, however, also encompass additional sectors including software development, telecommunications and heavy machinery. Mr. Sørensen can draw on over 20 years’ experience in private equity, primarily gained with EQT.

Mr. Sørensen is currently Chairman of Vakantie Discounter, Air Canada and Zurich Cover-More. He serves as an Independent Director on the board of Royal Caribbean Cruises. He also sits on the boards of Parques Reunidos, SimCorp, Food Delivery Brands, and is a member of the Board of Trustees of the Rock’n Soul Forever Foundation. Mr. Sørensen has previously been the Chairman of F L Smidth A/S, SSP Group Plc, British Midland Airways, Scandic Hotels Group, Automic Software, Bureau van Dijk, KMD, Scandlines and Flying Tiger Copenhagen. He was a Member of the Supervisory Board of Lufthansa Cargo, Deputy Chairman of DFDS, Chairman of the Association of European Airlines, a Member of the board of the International Air Transport Association (IATA) and was Chairman of TDC A/S, the Danish incumbent telecommunications operator.

Mr. Sørensen attended the Aarhus Business School in Denmark and obtained a Master of Science degree in Economics and Business Administration. Born in 1959, Danish citizenship.

ITEM 2 – COMPENSATION

Item 2A – Approval of executive compensation (“say-on-pay”) (advisory vote)

Votes required

Approval of this item, on an advisory basis, requires that a majority of the votes cast at the Meeting be voted FOR such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the approval of the non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers.

In accordance with Section 14A of the Exchange Act, the Board is submitting a “say-on-pay” proposal for shareholder consideration. While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Human Capital and Compensation Committee will review the voting results and seek to determine the causes of any negative voting result to better understand any issues and concerns that our shareholders may have. We intend to hold annual say-on-pay votes. Our compensation philosophy, program design and application, and the substantive changes that we made during 2025 are described under “Compensation Discussion and Analysis.”

Item 2B – Approval of the frequency of future say-on-pay votes ("say-on-frequency")(advisory vote)

Votes required

We are asking stockholders to vote, on an advisory basis, on whether future say-on-pay votes should occur every year, every two years or every three years. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote to conduct advisory say-on-pay votes every ONE YEAR (annually).

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation, as described in Item 2A, should occur every year, every two years or every three years. We are required to ask stockholders to vote on the frequency of future advisory votes on executive compensation at least once every six years.

After careful consideration, the Board recommends that future advisory votes on executive compensation continue to occur every year (annually). We believe that an annual vote allows our stockholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company’s Proxy Statement each year. The Company values and considers shareholder input on corporate governance matters and on our executive compensation program and practices and we look forward to hearing from our stockholders on this proposal.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the advisory vote on executive compensation that will be deemed to have received the recommendation of stockholders on an advisory basis. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to vote in favor of the one year option. If you specifically abstain from voting on the proposal, the abstention will not have an effect on the outcome of the vote.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides CNH shareholders and other stakeholders with information about CNH’s performance, compensation framework, compensation decisions, and associated governance for the Company’s Named Executive Officers (“NEOs”) in 2025. As part of our commitment to transparency and shareholder engagement, we have voluntarily included additional disclosures following the CD&A required under Dutch law and the Dutch Corporate Governance Code (the “Dutch Code”).

Named Executive Officers

Name	Position
Gerrit Marx	Chief Executive Officer ("CEO"); Head of Agriculture
James Nickolas(1)	Chief Financial Officer ("CFO")
Stefano Pampalone	Chief Agriculture Commercial Officer ("CCO")
Francesco Tutino(2)	Chief Human Resources Officer ("CHRO")
Jay Schroeder	Chief Technology Officer ("CTO")
Oddone Incisa(3)	Former Chief Financial Officer ("CFO")

(1)
Appointed effective May 6, 2025.
(2)
Appointed effective May 1, 2025.
(3)
Stepped down effective May 6, 2025, and continued to serve as an employee through May 31, 2025.

Executive Summary

Performance Highlights

CNH continued to navigate economic challenges and industry downturns in fiscal 2025, marked by soft commodity prices and decreased consumer demand. These headwinds were compounded by U.S. tariffs and market uncertainty. As a result of these exogenous factors, the Company’s overall financial performance was impacted. CNH took decisive actions to proactively manage short-term challenges including maintaining disciplined production levels, reducing channel inventories, investing in technological advancements, and driving operational excellence.

In May, CNH launched its new Strategic Business Plan ("SBP"), "Path to 2030." The SBP is designed to position the Company for long-term market share growth amidst expectations for a persistently adverse business landscape. Key programs, including a global platform re-launch, emphasize integration between precision technology and iron and contribute to a roster of new products and models.

Additionally, a sharpened emphasis on product quality, minimized general and administrative spending, and prioritization of manufacturing process improvements demonstrate CNH's commitment to maximizing operational efficiencies and improving financial performance. These purposeful initiatives focus on building innovative solutions to support farmers and construction workers globally.

Pay Highlights

Compensation decisions appropriately reflected the challenges facing the Company, as pay outcomes aligned with fiscal year performance.

•
No increases in target compensation for existing NEOs in 2025.

•
The Company Bonus Plan ("CBP") - CNH's short-term incentive ("STI") plan - achieved 80.5% of target in 2025, based on a combination of financial and operational performance measures.
•
The performance share units ("PSU") granted under the 2023-2025 long-term incentive ("LTI") plan did not achieve the performance hurdle, and therefore were not earned.
•
In light of the unprecedented and unforeseen impact of tariffs, countermeasures, and other international trade developments which were not evident at the time of grant, the HCC Committee approved a modest adjustment to the PSUs in the 2025-2027 LTI plan, removing the hurdle requiring both financial metrics in the plan to achieve minimum threshold performance for any payout to occur. Each metric must still independently reach threshold to achieve a payout.
•
The decision to remove the hurdle directly aligns the Company's plan with market practice, specifically the Executive Compensation Peer Group disclosed in the Use of Market Data portion of the Compensation Governance section. A review of benchmark practices showed that a performance hurdle impacting multiple metrics in incentive plan design is uncommon. The PSUs remain subject to the rigorous, challenging, and motivating targets that were originally approved. All other terms and conditions remain the same.
•
No adjustments were proposed or implemented to the completed 2023-2025 LTI plan, or the ongoing 2024-2026 LTI plan.

Organizational and Leadership Changes

In 2025, CNH refreshed its Global Leadership Team (GLT), by making the following changes:

•
James Nickolas joined CNH on April 11, 2025, and began serving as CFO on May 6, 2025, replacing former CFO Oddone Incisa. Mr. Nickolas joined the Company from Martin Marietta, where he served in the same role.
•
Francesco Tutino joined CNH on May 1, 2025, as CHRO from Prysmian, where he served in the same role.

In connection with their appointments:

•
Mr. Nickolas received a restricted share unit ("RSU") grant intended to offset economically equivalent LTIs forfeited from his former employer (“make-whole grant”), as well as an RSU grant intended to offset economically equivalent retirement benefit opportunities forfeited from his former employer (“supplemental grant”).
•
Mr. Tutino received an RSU grant intended to offset economically equivalent LTIs forfeited from his former employer ("make-whole grant") in connection with his appointment.
•
Mr. Nickolas and Mr. Tutino did not receive any cash sign-on bonuses or inducement awards.

The grant value and vesting provisions of these grants are outlined below:

NEO	Grant	Grant Value	Vesting Provisions
James Nickolas	Make-whole grant	$4,500,000	• 50% vests on April 30, 2026 • 50% vests on April 30, 2027 • Subject to satisfactory performance and continued employment on each vesting date
James Nickolas	Supplemental grant	$3,600,000	• Fully vests on May 10, 2030 • Vest date reflects when Mr. Nickolas would have been eligible for retirement at his former employer
Francesco Tutino	Make-whole grant	$1,624,125	• 27,211 shares vested on August 8, 2025 • 105,371 shares vest on April 30, 2026 • Subject to satisfactory performance and continued employment on each vesting date

The value of both make-whole grants reflect the NEOs' estimated forfeited compensation at the time of their joining CNH. Mr. Nickolas' supplemental grant reflects the median estimated value of his forfeited retirement benefit, with the maximum value determined as $13,000,000. RSUs were selected as the vehicle for both grants for the purpose of more closely aligning the timing of the value realized with that of the forfeited benefits and to further support alignment with shareholders.

Mr. Incisa, CNH's former CFO, stepped down effective May 6, 2025, and continued to serve as an employee through May 31, 2025. He was appointed CFO in March 2020 and provided the Company with over 28 years of service. Mr. Incisa’s resignation was not the result of any dispute or disagreement with the Company or the Board.

In connection with his stepping down, Mr. Incisa forfeited all unvested equity awards, including those granted in 2023 and 2024. He did not receive a grant in 2025. Pursuant to Italian statutory requirements, he received an end-of-employment payment under the Italian collective labor agreement specific for Dirigenti (senior executives) of CNH, Iveco Group, Ferrari, and Stellantis, which is legally required to be paid to each executive of CNH Italy upon termination of their employment by mutual consent. The payment is calculated according to a legally set formula based on an employee’s salary, tenure, age, and dependents. Mr. Incisa’s payments are reflected in his 2025 “All Other Compensation” amounts in the Summary Compensation Table ("SCT").

2025 Target Direct Compensation Mix

The NEOs’ target pay mix emphasizes the Company’s pay for performance philosophy, with a majority of target compensation delivered through incentive awards. For the CEO, the LTI is composed entirely of PSUs, while for the other NEOs, PSUs represent 67% of their LTI mix.

Summary of 2025 Compensation Elements

The following table provides a summary of key compensation components for the CEO and current NEOs, excluding one-time compensation elements, in alignment with CNH's compensation philosophy, policies, and practices.

Element	Purpose
Base Salary	• Attract and retain well-qualified executives. • Provide sufficient fixed pay to discourage inappropriate risk-taking.
STI (CBP)
•
Motivate achievement of near-term business priorities through objectives critical to operations, annual strategic plans, and sustainability.
•
See the CBP Incentives & Outcomes section for more information.

LTI
•
Align CEO compensation with Company performance, reflected by annual grants solely consisting of PSUs.
•
Align NEO compensation with long-term value creation and shareholder interests.
•
Support, encourage, and recognize achievement of long-term strategic objectives.
•
Encourage stock ownership and retention, highlighted by extended vesting and post-vest holding periods for NEOs.
•
See the Equity Incentives section for more information.

In addition to these compensation elements, NEOs are provided benefits and other contractual entitlements to attract and retain well-qualified leaders. See the Benefits Section for more information.

2025 Target and Realized Compensation Snapshot

The following table provides the annual target total direct compensation (TDC) approved for the Company's NEOs compared with each executive's realized pay. For each NEO, 2025 realized pay was substantially lower than target TDC, demonstrating the HCC Committee's on linking executive pay to company performance. Realized compensation, and amounts reported in the SCT, are also impacted by factors including partial year service. Mr. Incisa is not included as he was not eligible for 2025 CBP payout or equity grant due to his stepping down from CFO, effective May 6, 2025.

NEO	Base Salary	CBP Target (% of Base)	Target Bonus	LTI Target (% of Base)	Target Equity Grant Value	Target TDC	Realized Pay	Realized Pay (% of Target)
Gerrit Marx	$1,250,000	150%	$1,875,000	720%	$9,000,000	$12,125,000	$10,885,120	90%
James Nickolas	$825,000	100%	$825,000	375%	$3,093,750	$4,743,750	$574,327	12%
Stefano Pampalone	CHF 564,270	80%	CHF 451,416	200%	CHF 1,128,540	CHF 2,144,226	CHF 1,389,342	65%
Francesco Tutino	€480,000	75%	€360,000	200%	€960,000	€1,800,000	€676,279	38%
Jay Schroeder	$505,000	75%	$378,750	150%	$757,500	$1,641,250	$796,864	49%

2025 Compensation Decisions and Outcomes

The following sections detail NEO compensation and incentive outcomes for 2025. The HCC Committee approved the 2025 compensation design in alignment with CNH’s strategic priorities, goals, and market practices.

Base Salary

The following annual base salaries were in effect during 2025, with none of the NEOs receiving increases. Mr. Incisa is not included due to his stepping down from CFO, effective May 6, 2025.

NEO	2024 Base Salary	2025 Base Salary	Increase
Gerrit Marx	$1,250,000	$1,250,000	0%
James Nickolas(1)	-	$825,000	-
Stefano Pampalone	CHF 564,270	CHF 564,270	0%
Francesco Tutino(1)	-	€480,000	-
Jay Schroeder(2)	-	$505,000	-

(1)
Reflects salary upon appointment.
(2)
Mr. Schroeder was not an NEO in 2024.

CBP Incentives & Outcomes

CBP award payouts were based on quantitative financial and operational performance measures, and for NEOs other than the CEO, were subject to an individual performance modifier between 0% and 125% at the discretion of the CEO and reviewed by the HCC Committee. CNH adjusts U.S. GAAP financial measures to ensure the results properly reflect management contributions. Reconciliations can be found on Annex A (page 80).

CBP Measures	Definition	Intended Impact
Consolidated Adjusted EBIT Margin %
•
Adjusted EBIT Margin is computed by dividing Adjusted EBIT by Net Sales
•
Adjusted EBIT is defined as net income (loss) before the following items: income taxes, net interest expenses, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
• Optimize productivity. • Focus on profitable product and services sales mix.
Consolidated Revenues at CC ($M)	• Consolidated Revenues in constant currency, i.e., converted into USD at the prior year's exchange rate.	• Boost customer demand for products.
Cash Conversion Ratio %
•
Cash Conversion Ratio is computed by dividing Free Cash Flow of Industrial Activities by Adjusted Net Income.
•
Free Cash Flow is computed as consolidated cash flow from operating activities less cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
• Measure working capital management. • Encourage informed capital expenditure decision-making.

CBP Measures	Definition	Intended Impact
• Adjusted Net Income is defined as net income, less restructuring charges and non-recurring items, after tax.
CO2 Emissions %	• Reduction in emissions versus 2018, measured as percentage change in tons of CO2 emissions per hours of production in manufacturing.	• Promote energy efficient operations.
Accident Frequency Rate	• Number of injuries divided by the number of hours worked multiplied by 100,000.	• Improve workplace safety. • Encourage accountability for preventative action.

The 2025 CBP goals for financial metrics were lower than 2024 reflecting the HCC Committee's expectation that economic headwinds would continue and the industrial downturn would worsen. These market difficulties were facilitated, in part, by the ambiguity and concern brought on by international tariffs, and also reflect the cyclical nature of CNH's industry. Each of these external factors played a role in weakening demand and softening commodity prices, which lowered expected revenues, net income, and free cash flow, each of which are reflected in the CBP targets.

Ultimately, these anticipated conditions came to fruition, demonstrating alignment between the HCC Committee's budgeted expectations and actual performance. The approved Company Performance Factor (CPF) of 80.5% reflects the challenging and rigorous nature of the determined targets. The following goals and achievements were approved by the HCC Committee for 2025.

Measure(1)	Weight	Threshold	Target	Maximum	Actual	Actual (% of Target)	Weighted CPF
Consolidated Adjusted EBIT Margin %(2)	40%	7.3%	8.3%	10.4%	6.0%	72.3%	0.0%
Consolidated Revenues at Constant Currency ($M)	20%	$15,810	$18,068	$20,778	$18,095	100.1%	20.2%
Cash Conversion Ratio %	20%	47.6%	56.0%	84.0%	73.1%	130.5%	32.2%
CO2 Emissions %	10%	-37.1%	-39.0%	-44.9%	-39.9%	102.4%	11.6%
Accident Frequency Rate(3)	10%	0.097	0.092	0.078	0.083	109.8%	16.5%
Payout Impact	100%	30%	100%	200%	-	-	80.5%

(1)
CNH adjusts U.S. GAAP financial measures for purposes of financial performance measure to ensure the results properly reflect management contributions. The reconciliation for these non-GAAP measures can be found on Annex A (page 80).
(2)
Consolidated Adjusted EBIT Margin must achieve a hurdle of 70% of target in order for any payout to occur.
(3)
Accident Frequency Rate has a declining goal value for maximum payout, so a value lower than target exceeds target achievement.

The CEO's CBP is fully based on company performance, pending any negative discretion applied by the HCC Committee, in alignment with Company policy and Dutch Code. No individual performance factors were considered in determining CEO’s CBP outcome and no discretionary adjustment was applied.

The other NEOs' CBP payouts are based on a combination of company and individual performance outcomes. The CEO determines individual performance ratings for the other NEOs based on achievements against previously determined financial, operational, and strategic performance goals. Each rating corresponds with a range of individual performance modifiers, with the final modifier determined at the discretion of the CEO.

The table below summarizes the resulting annual cash incentives earned by the NEOs under the 2025 CBP. Mr. Incisa is not included as he was not eligible for 2025 CBP due to his stepping down from CFO, effective May 6, 2025.

NEO	Target Bonus	Final CPF	Individual Performance Rating	Individual Performance Modifier	Earned CBP Incentive
Gerrit Marx	$1,875,000	80.5%	N/A	N/A	$1,509,400
James Nickolas(1)	$825,000	80.5%	Effective	110%	$730,500
Stefano Pampalone	CHF 451,416	80.5%	Effective	100%	CHF 363,400
Francesco Tutino(1)	€360,000	80.5%	Outstanding	120%	€347,800
Jay Schroeder	$378,750	80.5%	Effective	100%	$297,200

(1)
Messrs. Nickolas and Tutino were eligible for full, non-prorated awards in connection with the terms of their respective appointments.

Equity Incentives

Equity incentives delivered under the Long-Term Incentive Plan (LTIP) are a vital component of the NEOs’ overall reward packages. Equity is delivered solely in PSUs for the CEO. For all other NEOs, equity is delivered in a combination of PSUs and RSUs, calculated as a percentage of grant value. The Company does not pay dividends or dividend equivalents on PSUs and RSUs. The LTI target amounts shown exclude make-whole grants and supplemental grants. Mr. Incisa is not included as he did not receive an LTIP equity award in 2025 due to his stepping down from CFO, effective May 6, 2025.

NEO	2025-2027 LTI Target Amount	PSU Weight	RSU Weight
Gerrit Marx	$9,000,000	100%	0%
James Nickolas	$3,093,750	67%	33%
Stefano Pampalone	CHF 1,128,540	67%	33%
Francesco Tutino	€960,000	67%	33%
Jay Schroeder	$757,500	67%	33%

LTIP PSU Measures & Awards

The following measures were used for the PSU portion of the 2023-2025, 2024-2026, and 2025-2027 LTIP. CNH adjusts U.S. GAAP financial measures for purposes of financial performance measure to ensure the results properly reflect management contributions. Reconciliations can be found on Annex A (page 80).

PSU Measures	Definition	Intended Impact
Cumulative Adjusted Diluted Earnings per Share ("EPS")	Net income (loss) excluding any nonrecurring items (after tax), divided by the weighted average outstanding number of common shares on a fully diluted basis, measured on a cumulative basis.	Drive bottom line earnings.
Average Industrial Return on Invested Capital ("RoIC")	Adjusted EBIT (after-tax) divided by Average Industrial Invested Capital, calculated as a three-year average.	Incentivize efficient use of capital.
Cumulative Relative Total Shareholder Return ("TSR")

Three-year TSR relative to peers, measured as the change in adjusted stock price in local currency using a 1-day average price at the start and end of the performance period. Stock prices are adjusted to reflect dividend distribution and other extraordinary company events (e.g., a spin-off).

Incentivize delivery of superior market returns.

2025-2027 LTIP Grant: PSUs

The following goals were approved for the PSU portion of the 2025-2027 awards with a three-year performance period starting on January 1, 2025. While the measures were unchanged from the 2023-2025 and 2024-2026 grants, the framework was simplified to have three (rather than five) defined goal levels, with interpolation between each level of performance.

			EPS
2025-2027 LTIP			Threshold	Target	Maximum
			<$2.73	$3.21	≥$3.90
	Maximum	≥12.57%	115%	150%	200%
RoIC	Target	11.20%	65%	100%	150%
	Threshold	<9.52%	30%	65%	115%

The PSU targets set for 2025-2027 were higher than those set for the 2024-2026 performance period, but lower than those set for the 2023-2025 performance period. These targets reflect the HCC Committee and leadership team's expectation for market headwinds to extend the negative impacts of the industry downturn.

When setting the targets for the 2025-2027 PSUs, the Company considered the cyclicality and anticipated trends within the agriculture industry to establish challenging yet incentivizing goals. Consistent with prior cycles, the originally approved awards required threshold performance achievement on both the RoIC and EPS measures for any payout to occur.

However, in light of the unprecedented and unforeseen impact of tariffs, countermeasures, and other international trade issues, on February 25, 2026, CNH’s HCC Committee approved the removal of the hurdle from the 2025-2027 LTI plan requiring both metrics to achieve threshold performance for any payout to occur. The PSUs remain subject to the same robust and challenging threshold, target, and maximum goals. With the removal of the hurdle, each measure will be assessed independently, and is intended to ensure that the plan remains appropriately motivating over the three-year performance period. The decision also drives stronger alignment with market benchmark practices, especially compared to both the Company's executive compensation and TSR peer groups. All other terms and conditions of the award remain unchanged.

The number of PSUs earned in respect to the EPS and RoIC measures is subject to a relative TSR modifier, with the maximum payout capped at 200% of target. CNH measures TSR performance relative to a TSR peer group, consisting of companies with generally similar industry and financial characteristics. The TSR modifier is based on the Company's relative position within the peer group, as demonstrated below:

Category	Position	Multiplier
Outstanding	≥75th Percentile	1.25
Target	50th Percentile	1.00
Threshold	≤25th Percentile	0.75

The peer group for 2025-2027 PSUs includes: AB Volvo, AGCO Corporation, Alstom SA, Bucher Industries AG, Caterpillar Inc., Cummins Inc., Deere & Company, Honeywell, Husqvarna AB, Johnson Controls, Komatsu Ltd., Koninklijke Philips N.V., Kubota Corporation, Sandvik AB, Terex Corporation, The Toro Company, Trimble Inc., and Westinghouse Air Brake Technologies Corporation. This peer group is unchanged from the 2024-2026 grant.

Any PSUs earned for the 2025-2027 performance period will vest on February 28, 2028, following HCC Committee approval, and any PSUs earned by the CEO are subject to a holding period until the fifth anniversary of the date of grant.

2025-2027 LTIP Grant: RSUs

RSUs will vest on May 10, 2028, at which time they will be settled in CNH Industrial common stock. The awards may be forfeited for unfavorable individual performance at the sole discretion of the HCC Committee.

PSU Payout of 2023-2025 PSUs

The NEOs’ PSU payout delivered is contingent on the achievement of pre-established financial measures and performance objectives, as demonstrated by the calculations seen below.

Adjusted EPS 50% Weight	+	Industrial RoIC 50% Weight	x	Relative TSR Multiplier 0.75x – 1.25x	=	Final Payout

The following goals and achievements were approved by the HCC Committee for 2023-2025 PSUs. For any payout to be earned, both metrics had to achieve threshold performance. Because the RoIC performance of 12.1% was below the threshold of 12.2%, the CPF was 0.0%.

Measure(1)	Weight	Threshold	Target	Maximum	Actual	Actual vs. Target	Weighted CPF
Cumulative Adjusted Diluted Earnings per Share (EPS)	50%	$3.11	$5.29	$6.43	$3.23	61.1%	15.9%
Average Industrial Return on Invested Capital (RoIC)	50%	12.2%	21.3%	23.9%	12.1%	56.8%	0.0%
Pre-TSR Achievement	-	-	-	-	-	-	0.0%
Final TSR Multiplier(2)	-	-	-	-	-	-	0.75
Final CPF	-	-	-	-	-	-	0.0%

(1)
CNH adjusts U.S. GAAP financial measures for purposes of financial performance measure to ensure the results properly reflect management contributions.
(2)
TSR performance was assessed relative to two peer groups for the 2023-2025 performance period. Two-thirds of the modifier was assessed relative to the aforementioned group used for the 2025-2027 PSUs. One-third of the modifier was assessed relative to the same group, excluding Honeywell, Johnson Controls and Koninklijke Philips N.V. CNH ranked below the 25th percentile of both peer groups, resulting in a multiplier of 0.75.

See the Pay versus Performance disclosure on page 44 for additional detail and context on CEO compensation trends relative to Company performance.

Additional Awards

The HCC Committee considers the need for additional awards to recognize leadership and strengthen retention of key executives. Consistent with these considerations, in March 2025, the Committee approved a one-time award of 39,247 RSUs for Mr. Schroeder in recognition of his leadership. This award aligns with the Company's goal to further integrate technology and iron, promotes leadership stability amidst other organizational changes, and prioritizes consistent oversight of a business function central to achieving long-term strategic goals. The RSUs will vest on May 10, 2027, subject to Mr. Schroeder's continued employment and performance, as stated in the award agreement.

Benefits

The Company seeks to align NEO benefits with local market norms and to provide eligible NEOs with participation in broader employee benefits programs offered in the countries where each NEO is based. Some provisions are specific to the NEO’s Global Leadership Team role. The following tables summarize the key benefits offered to each of the NEOs.

Benefits

NEO	Defined Contribution(1)	Car Benefit(2)	Benefit Allowances
Gerrit Marx(3)	Germany contract DC Plan: Insured pension scheme via Allianz-Pensions-Management e.V.	Per country lease car policy	N/A
James Nickolas	401k & NQ Deferred Compensation Plans	Per country lease car policy	Domestic relocation benefit
Stefano Pampalone(4)	Swiss DC plan: LPP (second pillar)	Reimbursement in lieu of Swiss leased car	International relocation benefits
Francesco Tutino	Italy contract DC Plan: FIPDAF	Per country lease car policy	N/A
Jay Schroeder	401k & NQ Deferred Compensation Plans	Per country lease car policy	N/A
Oddone Incisa	Italy contract DC Plan: FIPDAF	Per country lease car policy	N/A

(1)
All NEOs participate in the defined contribution plans in their respective countries. In the U.S., CNH also has a nonqualified deferred compensation plan that allows contributions over the qualified 401(k) plan limits, in addition to additional elective deferrals. There are no supplemental plans offered by the Company in Italy or in Switzerland.
(2)
GLT members’ benefits follow their respective country’s car lease policy apart from a larger variety of brands and models available, if available, in their country.
(3)
As CEO, Mr. Marx was permitted use of the corporate aircraft for domestic and in-region business purposes only, in accordance with his employment agreement and the Corporate Aircraft Policy. In Germany, Gerrit Marx participates in an occupational pension scheme via a fully-reinsured Support Fund (“Allianz-Pensions-Management e.V.”) to provide longer-term savings opportunities on a tax-efficient basis for retirement and future income needs. Similar pension schemes are commonly offered by German companies for executives. Mr. Marx receives an employer contribution of 2.6% of the eligible pay up to the German Social Security Contribution Ceiling (SSCC). In 2025, the relevant SSCC amounts to €96,600. In addition, Mr. Marx may defer up to 6% of his salary. The Company also makes matching contributions on eligible employee contributions, providing a 100% match of the participant’s contributions, directly aligned with local market practice. There was no minimum number of months of service to be completed to receive matching contributions from the Company. Participant deferrals, employer matching contributions, and related earnings are always 100% vested.
(4)
Mr. Pampalone received a monthly housing allowance of CHF 2,500, taxable to him, as part of a legacy agreement when he transferred to Lugano, Switzerland from Italy which was provided up to May 2025. See the All Other Compensation table for additional information.

Contractual Severance Entitlements and Restrictive Covenants

NEO	Country of Agreement	Restrictive Covenants(1)	Severance(2)
Gerrit Marx	U.S. employment agreement	One year non-compete and non-solicitation applicable to all NEOs.	12 months
James Nickolas	U.S. employment agreement		12 months
Stefano Pampalone	Swiss employment agreement		29 months
Francesco Tutino	Italy collective labor agreement specific for Dirigenti of CNH, Iveco Group, and Stellantis		30 months
Jay Schroeder	U.S. employment agreement		12 months

(1)
There is no additional compensation during the restrictive covenant period(s) as the Global Leadership Team terms and conditions are deemed full consideration for the restrictions.
(2)
See the table for "Potential Payments at Termination" for estimates based on eligibility as of December 31, 2025, and explanation of benefits. The eligible pay for Mr. Tutino’s months of severance is base salary, the average of 3-year bonus, and car benefit. The eligible pay for Mr. Pampalone's months of severance is base salary and certain legally required components. The eligible pay for the NEOs with U.S. employment agreements is base salary.

Separation of Mr. Incisa

Mr. Incisa, CNH's former CFO, stepped down effective May 6, 2025, and continued to serve as an employee through May 31, 2025. In connection with his stepping down, Mr. Incisa forfeited all unvested equity awards, including those granted in 2023 and 2024. Pursuant to Italian statutory requirements, he received an end-of-employment payment under the Italian collective labor agreement specific for Dirigenti (senior executives) of CNH, Iveco Group, Ferrari, and Stellantis, which is legally required to be paid to each executive of CNH Italy upon termination of their employment by mutual consent. The payment is calculated according to a legally set formula based on an employee’s salary, tenure, age, and dependents. Mr. Incisa’s payments are reflected in his 2025 “All Other Compensation” amounts in the SCT.

Compensation Governance

Role of the HCC Committee

The HCC Committee is currently comprised of three independent directors and is responsible for oversight of executive compensation, the Company’s remuneration policy and report, compensation of Non-Executive Directors, and broader human capital management matters, in accordance with U.S. SEC rules and regulations as well as Dutch laws and the Dutch Code.

To fulfill its responsibilities, the HCC Committee engages regularly with the CEO, Executive Chair, and other Company leaders, including the CHRO and Head of Total Rewards. No individual is present when the HCC Committee considers and discusses matters concerning such individual’s compensation. The Company also engages an independent compensation consultant, WTW, who routinely provides support to the HCC Committee upon request across a broad range of compensation matters, including but not limited to peer group development, market benchmarking, and incentive compensation design. The Company has audited and confirmed the independence of WTW as a third-party consultant. The HCC Committee invites WTW to attend meetings at its discretion.

The Company's executive compensation practices, and the HCC Committee's implementation of the remuneration policy, are aligned with shareholder interests as evidenced by receiving 96.15% approval on the say-on-pay advisory vote at last year's AGM.

Compensation Philosophy, Policies, and Practices

CNH’s compensation philosophy and programs are designed to instill a strong performance culture through a pay for performance framework, rigorous performance management, and incentive programs aligned with Company goals. CNH's philosophy and compensation programs are reviewed regularly to reflect market best practices and to ensure continued alignment with business objectives. The Company’s compensation principles are outlined in the table below.

Principle	Execution
Pay for Performance	Compensation is based on merit, considering Company and individual performance. The majority of NEO compensation is delivered through short and long-term at-risk elements.
Provide Competitive Compensation	Compensation is competitive relative to a clearly defined, market-reference peer group broadly aligned with the Company's revenue and industry.
Align with Business Strategy	Compensation is linked to achievement of goals that align with Company objectives.
Reflect Business Cyclicality	Program design considers the cyclical nature of the agriculture and construction industries and aligns with industry practices.
Commitment to Sustainability	Quantitative sustainability metrics are incorporated into CBP calculations for salaried participants.
Align with Stakeholders’ Interests	LTIs are equity-based and linked to long-term financial and share price performance, including PSUs subject to a relative TSR modifier.
Comply with Regulations & Policies	Incentive-based compensation paid to executive officers are subject to the Company’s Compensation Recovery Policy.
Support Share Ownership	NEOs and other members of the GLT are subject to share ownership guidelines.

CNH’s compensation framework is reinforced by policies and practices that support strong governance and long-term alignment, while reflecting the global nature of the GLT and relevant local market norms. These include:

•
Setting challenging performance targets with predefined stretch goals.
•
Balancing STIs and LTIs to reinforce pay-for-performance alignment.
•
Delivering the majority of NEO compensation in the form of at-risk, performance-based pay.
•
Maintaining robust share ownership guidelines.
•
Applying double trigger equity treatment on a change in control.
•
Applying a five-year holding period to CEO equity awards from the date of grant.
•
Designing incentives that encourage prudent risk taking.
•
Prohibiting guaranteed compensation and loans for NEOs.
•
Avoiding excessive compensation practices.
•
Engaging with shareholders to inform decision making.

The company also prohibits insiders or any person acting on their behalf from engaging in hedging transactions, short sales, pledging of Company securities, or any speculative trading tied to Company stock. Additional details are provided in the Corporate Governance section of this Proxy and in the Insider Trading Policy included in the Form 10-K.

Use of Market Data

The Company periodically benchmarks its executive compensation programs relative to a defined peer group of companies similar to CNH’s size and industry. The HCC Committee did not change the peer group in 2025.

The peer group includes U.S. and European listed companies and is constructed to position CNH near the median of key financial scoping criteria, including revenue and market capitalization.

•
The U.S. listed companies in the peer group are: AGCO Corporation, Caterpillar Inc., Cummins Inc., Deere & Company, General Dynamics Corporation, Honeywell International plc, Illinois Tool Works Inc., Johnson Controls International plc, PACCAR Inc., Parker-Hannifin Corporation, and Westinghouse Air Brake Technologies Corporation.
•
The European listed companies are: Actividades de Construcción y Servicios, S.A., Alstom SA, Continental Aktiengesellschaft, Koninklijke Philips N.V., Sandvik AB, and AB Volvo.

When benchmarking compensation for NEOs other than the CEO, the Company considers a combination of market data provided by WTW, its independent consultant. Survey data are selected using similar principles, with a focus on Company size and industry relevance. In setting individual NEO pay, the Company primarily considers factors such as country, scope of role, market data, and experience.

Compensation Risk

The Company is committed to promoting a culture focused on integrity and accountability and has adopted policies and programs designed to align executives’ interests with long-term shareholder value creation and prudent risk-taking. These policies incorporate multiple risk-mitigation features, including the use of defined performance ranges, incentive caps, balanced performance metrics, and mix of pay vehicles. The Company's control procedures have been reviewed and validated by external auditors. CNH concluded that its executive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Share Ownership Guidelines

NEOs are subject to robust share ownership guidelines, which require them to build up an interest in CNH shares over time, as summarized below:

Requirement Component	Definition
Minimum Requirements	• CEO: five-times base salary • NEOs: three-times base salary
Time Horizon	• Within five years of policy implementation (2021) or an NEO’s date of appointment, as applicable
Covered Equity Interests
•
Beneficially owned shares or shares in which the executive has a beneficial interest, e.g., owned by a spouse.
•
Unvested RSUs, PSUs, and any sign-on or special grants do not count towards the requirement.

Retention Requirement	• The CEO must hold vested shares for five years from grant date. • Other NEOs must hold 50% of net shares following vesting until the share ownership requirement is met.

At the end of 2025, all NEOs complied with their respective share ownership requirement or were progressing towards their share ownership requirement within the permitted five-year time horizon.

Compensation Recovery Policy

The Company’s compensation recovery policy (the “Compensation Recovery Policy”) was adopted effective November 2, 2023, in accordance with SEC requirements and the NYSE listing standards. The Compensation Recovery Policy authorizes the Company to recover, or “clawback,” certain incentive compensation erroneously awarded predicated upon achieving financial results and the financial results are subsequently subject to an accounting restatement.

Policy Component	Definition
Covered Employees	All current or former executive officers.
Triggering Events	An accounting restatement resulting from material noncompliance with financial reporting requirements under securities laws.
Covered Compensation

Any compensation that is granted, earned, or vested based wholly or in part on the attainment of a Financial Reporting Measure, which are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measures are presented within the Company’s financial statements or included in a filing with the SEC.

Time Horizon	Incentive compensation received during the three-year period preceding the date on which the Company is required to prepare an accounting restatement.

Policies and Practices Related to the Grant of Certain Equity Awards

CNH does not currently grant stock options, stock appreciation rights, or similar option-like instruments. As such, CNH does not have a specific policy or practice on the timing of awards of options or option-like instruments in relation to the disclosure of material nonpublic information by CNH. In the event that CNH determines to grant awards of options or option-like instruments, the HCC Committee will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Arrangements and Policies

CNH has adopted an insider trading policy governing the purchase, sale and/or other disposition of our securities by our directors and officers, our employees and other covered persons, as well as by CNH, that CNH believes is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. A copy of CNH’s insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Additional Information

Human Capital and Compensation Committee Report

The HCC Committee has reviewed and discussed with management the CD&A set forth above. Based on such review and discussions, the HCC Committee recommended to the Board that the CD&A be included in this Notice of Meeting and Proxy Statement for filing with the SEC and in the Remuneration section of the Dutch Annual Report.

Elizabeth Bastoni (Chair)

Richard Kramer

Howard W. Buffett

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of NEOs for the 2025 fiscal year. All values are in U.S. dollars unless otherwise noted.

Fiscal 2025 Summary Compensation Table

Name and Principal Position	Year	Salary (1)(2)	Bonus $(3)	Stock Awards $(4)	Non-equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Gerrit Marx	2025	1,250,000	468,518	8,147,756	1,509,400	349,093	11,724,767
CEO	2024	625,000	-	18,500,033	297,600	74,963	19,497,596
James Nickolas	2025	574,327	-	10,295,719	730,500	733,672	12,334,218
CFO
Stefano Pampalone	2025	679,232	-	1,397,811	438,224	594,831	3,110,098
CCO	2024	587,987	-	967,902	211,530	394,644	2,162,063
	2023	570,791	-	1,041,122	543,630	252,470	2,408,013
Francesco Tutino	2025	361,600	-	2,725,798	393,014	53,159	3,533,571
CHRO
Jay Schroeder	2025	543,975	-	1,253,308	297,200	76,735	2,171,218
CTO
Oddone Incisa	2025	308,490	-	-	-	5,087,291	5,395,781
Former CFO	2024	709,175	-	2,239,450	181,060	164,067	3,293,752
	2023	702,159	-	2,424,600	636,886	231,305	3,994,950

(1)
The separation amount for Mr. Incisa is reported in the All Other Compensation table. For Mr. Schroeder, the amount includes deferrals into the CNH Industrial Deferred Compensation Plan ("CNH DCP"). Salary amounts deferred in 2025 are shown in the Fiscal 2025 Nonqualified Deferred Compensation Table.
(2)
For the non-US based NEOs, local currency base earnings were converted to US dollars ("USD") using the year-to-date average exchange rate. The table below shows the exchange rates (USD per local currency) used for each fiscal year:

Name	Local Currency	2025 Average Exchange Rate	2024 Average Exchange Rate	2023 Average Exchange Rate
Gerrit Marx	EUR	1.1300	1.0824	-
Gerrit Marx	GBP	1.3189	1.2785	-
Stefano Pampalone	CHF	1.2059	1.1362	1.1124
Francesco Tutino	EUR	1.1300	-	-
Oddone Incisa	EUR	1.1300	1.0824	1.0813

(3)
Mr. Marx received a sign-on cash bonus of €412,500 on April 30, 2025, offsetting incentive opportunities forfeited from his prior employer. This amount reflects the foreign exchange rate used at the time of the payment rather than the average exchange rate for 2025.
(4)
Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 18 Share-Based Compensation, of our consolidated financial statements filed with the SEC in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Form 10-K”). For PSUs, the value at the grant date is based upon a target payout of the performance metric over the three-year performance period. For the PSUs granted in 2025, if the highest level of payout were achieved, the value of the PSU awards as of the grant date would be as follows: $16,295,512 (Marx), $4,331,776 (Nickolas), $1,907,482 (Pampalone), $1,519,642 (Tutino), $1,060,634 (Schroeder), and $0 (Incisa). RSUs will vest three years after the grant date, at which time they may be settled in CNH common stock. Refer to the Fiscal 2025 Grants of Plan Based Awards table and footnote 5 thereto for a description of the grant date fair value of stock awards.
(5)
Based on actual company performance, as discussed in the CD&A under “CBP Incentives & Outcomes” in the 2025 Compensation Decisions and Outcomes section. The NEOs earned a CBP award equal to 80.5% of the target opportunity. The awards for NEOs other than the CEO were adjusted for individual performance by a factor that ranged from 100% to 120%. Mr. Schroeder deferred 90% of the 2024 plan year CBP into the CNH DCP in 2025, as shown in the Fiscal 2025 Nonqualified Deferred Compensation Table. For Messrs. Pampalone and Tutino, their local currency 2025 CBPs were converted to USD using the 2025 full year average exchange rate, referenced above in footnote 2.
(6)
All Other Compensation incurred in fiscal year 2025 is detailed and explained in the following table:

Name	Car(a)(b)	Benefit Allowances(c)	Tax Equalization (d)(e)	Defined Contribution Savings Plan Company Contributions(f)	Non-Qualified Deferred Contribution Plans(g)	Severance Payments(h)	Expatriate and Relocation Benefits(i)	Other(j)	Total
Gerrit Marx	50,935	12,154	205,828	80,176	-	-	-	-	349,093
James Nickolas	14,992	-	-	29,212	29,173	-	646,799	13,496	733,672
Stefano Pampalone	36,826	15,074	172,717	170,399	-	-	126,394	73,421	594,831
Francesco Tutino	2,472	-	-	50,687	-	-	-	-	53,159
Jay Schroeder	13,020	-	-	25,896	37,819	-	-	-	76,735
Oddone Incisa	1,938	-	-	59,453	-	5,025,900	-	-	5,087,291

(a)
The NEOs are eligible for a leased car pursuant to the Company’s car policy in each country in connection with its arrangements with Stellantis NV. The values shown reflect the cost of the vehicle chosen by each NEO from an approved list of Stellantis brands, calculated in accordance with each NEO’s applicable country tax code.
(b)
Mr. Pampalone received a payment for the remaining value of the car leased in Italy. Of this amount, $22,722 represents the remaining value of lease and $14,104 covers the tax gross-up as per the car allowance policy.
(c)
The amount shown for Mr. Marx represents reimbursement for the cost of private health and nursing care insurance, as part of his employment agreement. The amount shown for Mr. Pampalone represents an annual housing allowance, taxable to him, which was provided as part of a legacy agreement when his role transferred from Italy to Lugano, Switzerland in December 2012, and concluded in May 2026 when his United Kingdom assignment started.
(d)
As provided in his employment agreement, Mr. Marx is tax equalized to the United States. To the extent he is subject to taxation outside of the United States, the Company will provide him with tax equalization payments to put him in the net, after-tax position that he would have been in had he only been subject to taxation within the United States. The amount shown consists of $54,029 from the United States, $130,443 from the United Kingdom, and $21,356 from Germany tax equalized to these countries. As of December 31, 2025, Mr. Marx's actual tax liability in Germany, as a tax resident, had not yet been finalized or paid, as the taxes due in Germany on his 2024 compensation will be calculated in 2026 and taxes due on his 2025 compensation will be calculated in 2027. As a result of the timing delays in the Germany tax filing, tax equalization amounts disclosed in future years will include the actual taxes paid in Germany. The estimated tax liability for Mr. Marx in all countries where he has a reporting obligation for the 2025 fiscal year is between $1.4M to $1.6M.
(e)
As per his employment agreement, following Mr. Pampalone’s move to Switzerland in December 2012, he has been tax equalized to Switzerland to ensure he is neither advantaged nor disadvantaged due to being an Italian tax resident. From June 2026, Mr. Pampalone began an international assignment to the UK where again he is tax equalized to Switzerland.
(f)
The NEOs participate in their countries’ defined contribution plan for salaried employees, and in the case of Messrs. Tutino and Incisa, as defined in the “Contratto Collettivo di Lavoro per i Dirigenti” the collective Labor Contract for Directors. The amounts include the 2025 contributions the Company made into their respective savings plans.
(g)
For Messrs. Nickolas and Schroeder, Company matching amounts above the qualified 401(k) plan limits are included above and are also disclosed in the non-qualified deferred compensation table.
(h)
Pursuant to Italian statutory requirements, he received an end-of-employment payment under the Italian collective labor agreement specific for Dirigenti (senior executives) of CNH, Iveco Group, Ferrari, and Stellantis, which is legally required to be paid to each executive of CNH Italy upon termination of their employment by mutual consent. The currency conversion at the time of the payment was used for the conversion to USD.
(i)
The amount shown for Mr. Nickolas represents the total domestic relocation benefit received upon joining the Company, in compliance with the North America Relocation Program. The amount shown for Mr. Pampalone represents a one-time relocation allowance payment of $73,642; an annual housing allowance totaling $32,577; healthcare coverage valued at $2,029; shipment of personal effects to the UK totaling $11,657; and a relocation agency management fee of $6,489; which were provided as part of his international assignment to the United Kingdom.
(j)
Per Mr. Nickolas' employment agreement, he is eligible for reimbursement of his legal expense incurred with the review of his employment agreement. For Mr. Pampalone, this represents the cost ($45,154) and tax gross-up ($28,267) of a coaching program, which is considered a taxable benefit under Swiss law.

Fiscal 2025 Grants of Plan-Based Awards

The following table provides additional information regarding both the short-term and long-term awards and potential payout ranges for awards that were granted in fiscal 2025. The short-term incentive awards were granted under the 2025 CBP and the LTI, awarded solely in equity awards, consisting of RSU and PSU awards under the CNH 2025-2027 LTI plan. The equity awards will deliver payout in future years subject to meeting the vesting and performance conditions. These awards are further described in the CD&A under “2025 Compensation Decisions and Outcomes - Equity Incentives.” Mr. Incisa is not included as he forfeited all unvested equity due to his stepping down from the Company, effective May 31, 2025.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)(3)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Gerrit Marx	4/23/2025	$562,500	$1,875,000	$3,750,000
	6/13/2025				220,408	734,694	1,469,388	0	$8,147,756
James Nickolas	4/23/2025	$247,500	$825,000	$1,650,000
	6/13/2025				50,763	169,210	338,420	744,567	$10,295,719
Stefano Pampalone	4/23/2025	$163,309	$544,363	$1,088,725
	6/13/2025				22,353	74,511	149,022	36,700	$1,397,811
Francesco Tutino	4/23/2025	$122,040	$406,800	$813,600
	6/13/2025				17,808	59,361	118,722	161,820	$2,725,798
Jay Schroeder	4/23/2025	$113,625	$378,750	$757,500
	3/11/2025							39,247	$476,066
	6/13/2025				12,429	41,431	82,862	20,407	$777,242

(1)
For the non-equity incentive plan awards, the grant date is the date the HCC Committee approved the range of estimated potential payouts for the 2025 performance year under the CBP. For equity awards, the grant date is the notification date of awards to the NEOs after the HCC Committee’s approval of the 2025-2027 LTI plan. Mr. Incisa is not included as he was not eligible for a 2025 CBP incentive payout or an equity award due to his stepping down from the Company, effective May 31, 2025.
(2)
These columns show the range of potential payouts under the CBP for the achievement of predetermined Company performance metrics and goals. The metrics and range of performance goals for threshold, target, and maximum are described in the CD&A in the “Compensation Decisions and Outcomes | CBP Incentives & Outcomes” section. For actual performance between threshold, target, and maximum, the earned CBP award will be prorated. For the NEOs other than the CEO, an individual modifier between 0% and 125% will be applied based on the CEO’s assessment of the NEO's performance relative to individual and team goals set in the Company’s Performance Management Process (PMP) for 2025.
(3)
Represents the potential payout range of the PSUs granted in May 2025 (notification to the NEOs was in June, as indicated in footnote 1). The number of shares that vest is based on the achievement of predetermined performance metrics and goals for the three-year period, January 1, 2025 through December 31, 2027. The metrics and range of performance goals for threshold, target, and maximum are described in the CD&A in the “Compensation Decisions and Outcomes | Equity Incentives” section. At the end of the three-year performance period, the actual award, delivered as CNH Industrial common stock, can range from 0% to 200% of the original grant depending on performance. The awards may be forfeited for unfavorable individual performance at the sole discretion of the HCC Committee. No dividend equivalents are earned during the vesting period.
(4)
Represents the number of RSUs granted in May 2025 under the Company’s annual long‑term incentive program, which vest on May 10, 2028. Upon vesting, RSUs are settled in CNH Industrial common stock. The awards may be forfeited for unfavorable individual performance at the sole discretion of the HCC Committee. No dividend equivalents are earned during the vesting period. The amount shown for Mr. Nickolas includes 367,347 RSUs granted as a make-whole award, of which 183,673 shares vest on April 30, 2026 and 183,674 shares vest on April 30, 2027, and 293,878 RSUs granted as a supplemental RSU grant will vest on May 10, 2030. The amount shown for Mr. Tutino includes 132,582 RSUs granted as part of his make-whole award, of which 27,211 vested on August 5, 2025 and 105,371 will vest on April 30, 2026. The amount shown for Mr. Schroeder includes 39,247 RSUs granted in recognition of leadership, which will vest on May 10, 2027.
(5)
Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2025 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For both the PSUs and RSUs, fair value is the market value of the underlying stock on the grant date, excluding dividends. The valuation of the PSUs assumes a target payout.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table itemizes outstanding RSUs and PSUs held by the NEOs, for the fiscal year ending December 31, 2025. The valuation of all outstanding shares depend on the closing stock price at year end.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Gerrit Marx	8/10/2024	494,012	$4,554,791
	11/15/2024			788,092	$7,266,208
	5/16/2025			734,694	$6,773,879
	Total	494,012	$4,554,791	1,522,786	$14,040,087
James Nickolas	5/16/2025	744,567	$6,864,908	169,210	$1,560,116
	Total	744,567	$6,864,908	169,210	$1,560,116
Stefano Pampalone	5/10/2023	26,895	$247,972	54,605	$503,458
	5/10/2024	32,841	$302,794
	11/15/2024			66,676	$614,753
	5/16/2025	36,700	$338,374	74,511	$686,991
	Total	96,436	$889,140	195,792	$1,805,202
Francesco Tutino	5/16/2025	134,609	$1,241,095	59,361	$547,308
	Total	134,609	$1,241,095	59,361	$547,308
Jay Schroeder	5/10/2023	8,500	$78,370	8,500	$78,370
	11/10/2023			6,692	$61,700
	5/10/2024	11,096	$102,305
	11/15/2024	11,523	$106,242	34,491	$318,007
	3/10/2025	39,247	$361,857
	5/16/2025	20,407	$188,153	41,431	$381,994
	Total	90,773	$836,927	91,114	$840,071

(1)
The outstanding RSUs vest according to the following schedule. The share units will be settled in CNH Industrial common stock.

Vesting Date	Marx	Nickolas	Pampalone	Schroeder	Tutino
2/28/2026	494,012	-	-	-	-
4/30/2026	-	183,673	26,895	8,500	105,371
4/30/2027	-	183,674	-	11,523	-
5/10/2027	-	-	32,841	50,343	-
5/10/2028	-	83,342	36,700	20,407	29,238
5/10/2030	-	293,878	-	-	-

(2)
The amount shown represents the number of RSUs that have not vested multiplied by the closing price for CNH Industrial common stock on the NYSE as of December 31, 2025, which was $9.22. Unvested awards do not receive dividend equivalents.
(3)
The PSUs granted on May 10, 2023 and November 10, 2023 vest on February 28, 2026; the PSUs granted on November 15, 2024 vest on February 28, 2027; and the PSUs granted on May 16, 2025 vest on February 28, 2028. The number of PSUs for all grants represents the current number of unvested shares. The share units will be settled in CNH Industrial common stock.
(4)
The amount shown represents the number of PSUs that have not vested multiplied by the closing price for CNH Industrial common stock on the NYSE as of December 31, 2025, which was $9.22. Unvested awards do not receive dividend equivalents.

Stock Awards Vested at Fiscal 2025 Year-End

The following table shows the equity awards that vested during 2025 for the NEOs.

Name	Vesting Date	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting($)(2)
Gerrit Marx	2/28/2025	695,608	8,869,002
	Total	695,608	$8,869,002
James Nickolas	-	-	-
	Total	-	-
Stefano Pampalone	2/28/2025	28,393	365,702
	4/30/2025	23,700	274,209
	Total	52,093	$639,911
Francesco Tutino	8/5/2025	27,211	356,279
	Total	27,211	$356,279
Jay Schroeder	2/28/2025	5,490	69,998
	4/30/2025	8,150	92,992
	Total	13,640	$162,990
Oddone Incisa	2/28/2025	69,404	888,434
	4/30/2025	57,933	663,124
	Total	127,337	$1,551,558

(1)
For Mr. Marx, the amount vesting on February 28, 2025, reflects the vesting of one tranche of his initial RSU grant. The other amounts vesting on February 28, 2025 reflect the PSUs earned, based on a 59.9% payout factor, from the 2022-2024 LTIP. The amounts vesting on April 30, 2025 reflect the vesting of RSUs from the 2022-2024 LTIP. The amount vesting on August 5, 2025 reflects the vesting of one tranche of Mr. Tutino's make-whole award. All NEOs sold shares to cover their respective tax withholding obligation at each vesting date.
(2)
The value realized reflects the fair market value ("FMV") calculated in accordance with the applicable country‑specific grant valuation requirements. For Messrs. Marx and Schroeder, FMV was determined using the average of the high and low stock prices on the applicable vesting date. For Mr. Pampalone, FMV was based on the closing price on the vesting dates. For Mr. Incisa and Tutino, FMV was calculated using the average closing price for the 30 calendar days preceding the applicable vesting date.

Benefits

Nonqualified Deferred Compensation Plan Benefits

In the U.S., CNH offers the Case New Holland Industrial Inc. 2005 Deferred Compensation Plan (“CNH DCP”) to certain U.S. salaried employees, including U.S. based NEOs, to provide longer-term savings opportunities on a tax-efficient basis for retirement and future income needs. Similar deferred compensation benefits are commonly offered by U.S. companies with which we compete for talent.

Eligible participants may elect annually to tax defer up to 90% of their salary and eligible bonus, as well as make supplemental contributions over the qualified plan limits under the Company’s U.S. Retirement Plan (401(k) plan). The Company matches 200% of the first 2% of eligible pay, and 100% of the next 8%, for a maximum match of 12%. Participant deferrals and related earnings are always 100% vested. Employer Matching Contributions vest after three years of continued service.

The CNH DCP accounts are credited with a rate of return based on the investment election made from a list of allowable investment options by the participant on all participant and Company matching contributions. Participants are permitted to invest their deferrals in the investment choices offered by Fidelity. Participants can elect payment according to a fixed schedule or upon termination of employment, generally in a lump sum or annual installments over a period of up to 10 years.

Fiscal 2025 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at Last FYE ($)(4)
James Nickolas	CNH DCP	24,731	29,173	1,171	-	-
Jay Schroeder	CNH DCP	434,388	37,819	251,001	-	911,175

(1)
The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2025 SCT under the “Salary” and “Non-Equity Incentive Plan Compensation” columns. Mr. Nickolas deferred 10% of salary in excess of tax-qualified 401(k) plan limits. Mr. Schroeder deferred 11% of salary in excess of tax-qualified 401(k) plan limits and also elected to defer an additional 60% of his salary and 90% of his CBP award under the CNH DCP.
(2)
The CNH DCP contributions are included in the All Other Compensation column of the SCT and are the company match on Executive contributions in excess of the 401k tax-qualified limits.
(3)
Participants can invest their deferrals in the investment choices offered by Fidelity.
(4)
Mr. Schroeder began participating in the CNH DCP prior to his appointment to the GLT.

Fiscal 2025 Potential Payments upon Termination or Change in Control

Potential Payments upon Change in Control

The Company Equity Incentive Plan (“EIP”) includes change in control provisions that apply to participants’ outstanding equity awards and are intended to facilitate continuity of management in the event of a change in control (“CIC”) as defined in the EIP.

The HCC Committee believes the EIP’s CIC provisions:

•
Encourage executives to act in the best interest of shareholders when evaluating transactions that, without a CIC arrangement, could be personally detrimental;
•
Keep executives focused on running the business in the face of definitive, contemplated, or rumored transactions;

•
Protect the Company’s value by retaining key talent despite potential corporate changes;
•
Protect the Company’s value after a CIC by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of the Company; and
•
Help the Company remain competitive in its ability to attract and retain skilled executives.

Other Potential Payments Upon Other Qualifying Terminations

The NEOs and other GLT members are entitled under their employment arrangements to certain severance payments and benefits upon qualifying terminations of employment.

Fiscal 2025 Potential Payments upon Termination Table (USD)

Payments in connection with a CIC or other qualifying termination are shown in the following table and described by each NEO below. The amounts reported in the table below assume a change of control and/or termination of employment on December 31, 2025, and the value of equity acceleration reported below is based on a price per share of CNH common stock of $9.22 (the closing price per share on the NYSE on December 31, 2025).

Name	CIC Provision	Salary(1)	Bonus	LTI	Welfare Benefits	Total
Gerrit Marx	Change in Control with Qualifying Termination	1,250,000	-	18,594,878	-	19,844,878
	Qualifying Termination - Other than Change in Control	1,250,000	-	9,181,166	-	10,431,166
James Nickolas	Change in Control with Qualifying Termination	1,650,000	-	8,425,024	-	10,075,024
	Qualifying Termination - Other than Change in Control	825,000	-	2,709,555	-	3,534,555
Stefano Pampalone	Change in Control with Qualifying Termination	2,331,401	-	2,694,342	-	5,025,743
	Qualifying Termination - Other than Change in Control	1,619,551	-	-	-	1,619,551
Francesco Tutino	Change in Control with Qualifying Termination	1,418,912	-	1,788,403	-	3,207,315
	Qualifying Termination - Other than Change in Control	1,418,912	-	-	-	1,418,912
Jay Schroeder	Change in Control with Qualifying Termination	1,010,000	-	1,676,998	-	2,686,998
	Qualifying Termination - Other than Change in Control	505,000	-	-	-	505,000

(1)
For Messrs. Pampalone and Tutino, their local currency payments for termination were converted to U.S. dollars using the December 31, 2025, year-end exchange rate, as shown below:

Name	Local Currency	2025 Year End
Stefano Pampalone	CHF	1.2615
Francesco Tutino	EUR	1.1750

CIC and a Qualifying Termination

In the event of a CIC and a Qualifying Termination within 24 months following the CIC, all terms and conditions of the outstanding equity awards will be deemed met on RSUs and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met on PSUs; and all RSUs and PSUs will be paid out as promptly as practicable (but in no event later than 60 days following the termination event). “Qualifying Termination” means termination of Executive’s service as an employee of the Company and all CNH subsidiaries by the Company for any reason other than the Executive’s death, the Executive’s Disability, or for Cause; or solely on or within 24 months following a Change of Control, by the Executive for Good Reason. If the awards are not assumed as part of a CIC, awards vest prior to the CIC. All performance criteria will be deemed achieved at target levels and all other terms and conditions shall be considered met on PSUs.

Gerrit Marx

On any termination of employment, per his employment agreement, Mr. Marx will be entitled to receive any earned but unpaid base salary through the termination date, his annual bonus for the year prior to the year in which the termination date occurs, accrued but unused vacation in accordance with any applicable Company policy, accrued expense reimbursements in accordance with applicable Company policies, and amounts payable under any plans, grants, or awards.

If Mr. Marx experiences a Qualifying Termination (other than on or within 24 months following a CIC) during his service as Chief Executive Officer, he will be entitled to receive cash severance equal to 12 months of his base salary. This cash severance will be paid in equal installments over 12 months through the Company’s regular payroll, except that any amount that would otherwise have been paid prior to the 60th day following the termination date will be included in the first installment payment.

In the event Mr. Marx experiences a Qualifying Termination (other than on or within 24 months following a CIC) prior to the settlement of the equity grants and long-term incentive awards, a portion of the grants and awards will be eligible to vest based on the time employed during the vesting period and subject to the performance terms and conditions, if any, specified in the award agreements. With respect to Mr. Marx's initial RSU award, this post-termination vesting will result in cumulative vesting of not less than two-thirds of the initial RSU award (taking into account any portion of such award that vested and settled prior to the date of the Qualifying Termination). Any such post-termination vesting is subject to the effectiveness of a Release. In the event he experiences a Qualifying Termination on or within 24 months following a CIC, Mr. Marx will receive the same cash severance described above, but paid in a lump sum, and his equity grants and long-term incentive awards shall accelerate and vest in full (in the case of any performance terms and conditions, at the target level of performance). In the event of a termination of his employment for any other reason, all unvested equity grants and long-term incentive awards will be forfeited.

James Nickolas

On any termination of employment, per his employment agreement, Mr. Nickolas will be entitled to receive earned but unpaid base salary through the termination date, accrued but unused vacation in accordance with any applicable Company policy, accrued expense reimbursements in accordance with applicable Company policies, and all other vested equity, incentive, retirement, and other employee awards or benefits, pursuant to the terms and conditions of the applicable agreements and plans.

If Mr. Nickolas experiences a Qualifying Termination (other than on or within 24 months following a CIC) during his service as Chief Financial Officer, he will be entitled to receive cash severance equal to 12 months of his base salary, continued coverage under medical plans applicable to similarly-situated executives for 12 months, accelerated vesting of the supplemental grant, and payment of any unpaid annual bonus for the completed year preceding the year in which the termination occurs.

If Mr. Nickolas experiences a Qualifying Termination in connection with a change in control during his service as Chief Financial Officer, he will be entitled to receive cash severance equal to 24 months of his base salary, accelerated and full vesting of outstanding equity and long-term incentive awards at the target level of performance in the case of any performance terms and conditions, continued coverage under medical plans applicable to similarly-situated executives during the severance period, and payment of any unpaid annual bonus for the completed year preceding the year in which the termination occurs.

Stefano Pampalone

Under the Swiss Salaried separation policy, upon an involuntary termination without cause, Mr. Pampalone would be entitled to 9 months of base pay for severance under his employment agreement, 3 months of base pay for the notice period, 2 months of base pay for seniority, plus 15 months of eligible pay for legally required items and components aligned with Company policy.

In the case of any other termination, Mr. Pampalone would be entitled to the following:

•
Termination with cause: no payment
•
Resignation: no payment
•
Retirement or Death: two months seniority separation
•
Disability: the Company may terminate employment after six months' absence and three months’ notice period and two months seniority separation is payable.

Francesco Tutino

Under the statutory requirements of the Italy Contract, upon an involuntary termination without cause, Mr. Tutino would be entitled to 12 months of eligible pay for the notice period, plus 18 months of additional indemnity based on his service, age and having dependents. Eligible pay is defined based on annual base salary plus the average of last three years’ cash bonus plus any taxable car benefit value.

In the case of any other termination, Mr. Tutino would be entitled to the following:

•
Termination with cause: no payment
•
Resignation: no payment
•
Retirement: 22 months of eligible pay (includes 12 months notice period and estimated 10 months of additional indemnity per current legal framework)
•
Death due to illness: 12 months of eligible pay

Jay Schroeder

On any termination of employment, per his employment agreement, Mr. Schroeder will be entitled to receive earned but unpaid base salary through the termination date, accrued but unused vacation in accordance with any applicable Company policy, accrued expense reimbursements in accordance with applicable Company policies, and all other vested equity, incentive, retirement and other employee awards or benefits, pursuant to the terms and conditions of the applicable agreements and plans.

If Mr. Schroeder experiences a Qualifying Termination during his service as Chief Technology Officer, he will be entitled to receive cash severance equal to 12 months of his base salary and continued coverage under medical plans applicable to similarly-situated executives during the severance period.

If Mr. Schroeder experiences a termination in connection with a change in control during his service as Chief Technology Officer, he will be entitled to receive cash severance equal to 24 months of his base salary, accelerated and full vesting of outstanding equity and long-term incentive awards at the target level of performance in the case of any performance terms and conditions, and continued coverage under medical plans applicable to similarly-situated executives during the severance period.

Oddone Incisa

Mr. Incisa stepped down effective May 6, 2025, and continued to serve as an employee through May 31, 2025. He forfeited all unvested equity awards, including those granted in 2023 and 2024. He did not receive a grant in 2025. Pursuant to Italian statutory requirements, he received an end-of-employment payment under the Italian collective labor agreement specific for Dirigenti (senior executives) of CNH, Iveco Group, Ferrari, and Stellantis, which is legally required to be paid to each executive of CNH Italy upon termination of their employment by mutual consent. It is calculated according to a legally set formula based on an employee’s salary, tenure, age, and dependents.

Fiscal 2025 Pay Versus Performance ("PvP")

A key principle of the Company’s compensation philosophy, incorporated throughout our compensation policies and programs, is pay for performance. The Company leverages variable pay elements tied to challenging Company goals that are aligned to the business strategy, while ensuring no adverse risk taking by offering appropriate and competitive fixed pay elements. The following tables, supporting footnotes, and narrative and graphic disclosure aim to demonstrate the link between compensation actually paid, as defined in the applicable SEC rules, for CNH NEOs to the Company’s performance, both in absolute terms and as compared to the market for the fiscal years 2025, 2024, 2023, 2022, and 2021.

Specifically, this PvP section discusses the relationship between:

•
Compensation actually paid (“CAP”) by the Company and the total compensation as disclosed in the SCT;
•
CAP and the Company’s financial performance (GAAP Net Income and Adjusted Diluted EPS); and
•
The Company’s TSR and peer group TSR.

Year	SCT Total for Gerrit Marx	CAP to Gerrit Marx	SCT Total for Scott W. Wine (Former CEO)	CAP to Scott W. Wine (Former CEO)	Average SCT Total for non-PEO NEOs(1)	Average CAP to non-PEO NEOs(1)	CNH TSR(2)	Peer Group TSR(3)	Net Income $(4)	Company Selected Measure: Adjusted Diluted EPS(5)
2025	11,724,767	4,022,372	N/A	N/A	5,308,977	3,627,935	93	191	505	0.55
2024	19,497,596	22,112,448	3,579,162	(16,076,876)	2,253,123	1,143,300	112	170	1,259	1.05
2023	N/A	N/A	18,098,605	(8,909,832)	3,137,619	(788,144)	115	149	2,287	1.63
2022	N/A	N/A	22,915,662	24,697,237	3,298,580	3,502,374	148	114	2,039	1.46
2021	N/A	N/A	44,804,287	108,388,604	2,782,334	11,403,669	153	128	1,801	1.28

(1)
The individuals comprising the non-PEO NEOs for each year presented are listed below.

2021-2022	2023	2024	2025
Kevin Barr	Oddone Incisa	Oddone Incisa	Oddone Incisa
Oddone Incisa	Marc Kermisch	Kelly Manley	James Nickolas
Derek Neilson	Derek Neilson	Stefano Pampalone	Stefano Pampalone
Stefano Pampalone	Stefano Pampalone	Roberto Russo	Jay Schroeder
		Tom Verbaeten	Francesco Tutino

(2)
CNH Industrial TSR is indexed from 2020, source S&P Capital IQ.
(3)
The Peer Group used for TSR comparisons reflects S&P 400 Midcap Index indexed from 2020, source S&P Capital IQ.
(4)
Net Income per U.S. GAAP is a required metric for the PvP Table but is not currently used in our variable incentive plans as a performance measure.
(5)
Adjusted Diluted EPS, a Company selected measure, is a key metric in the LTI plan and for investor guidance. This measure is a non-GAAP measure, and the reconciliation can be found on page 80.

To calculate CAP for the PEO and NEOs, the following adjustments were made to SCT total:

2025 Adjustments	PEO Gerrit Marx	Average NEO
Summary Compensation Table Total	11,724,767	5,308,977
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	8,147,756	3,134,527
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	4,606,238	2,230,869
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	-	71,256
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(5,148,640)	(196,638)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	987,763	91,563
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	-	743,565
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	-	-
Addition for the Service Cost attributable to services rendered during the FY	-	-
Compensation Actually Paid	4,022,372	3,627,935
Memo: Total Equity Value for CAP	445,361	1,453,485

Compensation Actually Paid Versus Company Performance

CAP equity valuations are calculated on a basis consistent with grant date fair valuations, with assumptions updated to reflect the respective measurement dates. The following tables summarize the assumptions used for each fiscal year end valuation:

PEO and Average NEO CAP Versus TSR 2021-2025

The following charts show the TSR trend of the Company’s PvP peers versus the PEO’s SCT compensation and CAP, and non-PEO NEOs’ average SCT compensation and CAP, respectively.

PEO and Average NEO CAP Versus U.S. GAAP Net Income

The chart below shows the relationship between cumulative PEO CAP and average non-PEO NEO CAP, and U.S. GAAP Net Income. The Company does not use U.S. GAAP Net Income in the compensation program.

PEO and Average NEO CAP Versus Adjusted Diluted EPS

The chart below shows the relationship between cumulative PEO CAP and average non-PEO NEO CAP, and the Company selected measure of Adjusted Diluted EPS, which features in the PSU performance measures for LTI from 2021-2025.

Tabular List of Company Performance Measures

The following table alphabetically lists the measures the Company believes are most important in linking compensation actually paid to company performance during 2025.

1.
Adjusted Diluted EPS ($)
2.
Cash Conversion
3.
CNH TSR
4.
Consolidated Adjusted EBIT Margin (%)
5.
Consolidated Revenues ($)
6.
Industrial Return on Invested Capital (“Industrial ROIC %")

All identified financial measures are listed. Further details on these measures and how they feature in our compensation plans can be found in the CD&A.

Fiscal 2025 Pay Ratio

As required by and pursuant to SEC rules, the Company’s median employee total compensation as compared to Mr. Marx, CEO, for 2025 has been calculated.

•
The annual total compensation for the CNH median employee was $54,879.
•
The annual total compensation of the Company’s CEO, as reported in the Summary Compensation Table, was $11,724,767.
•
The ratio of Mr. Marx’s annualized total compensation to the median employee’s total compensation for the 2025 fiscal year was approximately 214.

The median employee was identified using the following methodology:

•
November 30, 2025, was selected as the date to determine median employee compensation.
•
All full-time, part-time, temporary, and seasonal employees globally with available compensation data (excluding the CEO) were included for a total of 33,817 employees, 24.9% located in the U.S. and 75.1% outside the U.S.
•
Annualized base pay was used as a consistently applied compensation measure to identify the median employee.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above.

Compensation of Directors

The Board consists of a one-tier structure including Executive Directors (the Chair and the CEO roles) with managerial roles and Non-Executive Board members with supervisory roles. The Board has collective responsibility for the strategy of the Company and is currently composed of nine Directors. The Board of the Company appointed the following internal committees: (i) an Audit Committee, (ii) a Governance and Sustainability Committee, and (iii) a Human Capital and Compensation Committee.

The CEO is also the primary NEO in this report whose compensation is disclosed in detail in the CD&A and corresponding compensation tables section. The Chair’s compensation is disclosed in this section with the Non-Executive Directors, although her compensation is structured differently, as indicated below.

The compensation of Non-Executive Directors has been structured with the following objectives in mind:

•
Offer competitive compensation to attract and retain highly qualified leaders to guide and govern a large, global, complex organization;
•
Recognize the substantial investment of time and expertise necessary for the Directors to discharge their duties;
•
Ensure that compensation is easy to understand and is regarded positively by our shareholders and employees; and
•
Comply with Dutch corporate governance best practices and with Dutch and U.S. SEC regulations.

The compensation of Non-Executive Directors is not dependent on the Company’s financial results. Non-Executive Directors do not receive benefits upon termination of their service as Directors, nor do they receive any other benefits or perquisites. No meeting fees are paid, but Directors are reimbursed for expenses related to meeting attendance. For some countries, Non-Executive Directors and the Company are subject to social contributions on the fees earned.

The compensation of the Chair and Non-Executive Directors was reviewed by the HCC Committee in 2025.

Compensation for Non-Executive Directors

The compensation of Non-Executive Directors is governed by the Company’s Compensation Plan within the scope of the Company’s Remuneration Policy. The following chart describes compensation paid to Non-Executive Directors:

Non-Executive Director Compensation	Total
Annual cash retainer	$125,000
Additional retainer for Audit Committee member	$25,000
Additional retainer for Audit Committee Chair	$35,000
Additional retainer for member of other Board committees	$20,000
Additional retainer for Chair of other Board committees	$25,000
Annual Grant of Restricted Share Unit Awards	$60,000

Non-Executive Directors are subject to share ownership guidelines. Under the guidelines, Non-Executive Directors are expected to own Company shares in an aggregate amount of not less than one times their annual retainer fee, which is $125,000, within 24 months of first appointment to the Board. The Non-Executive Directors are expected to hold Company shares as a long-term investment and, as such, are expected to hold their Company shares while on the Board and for an additional three months after their Board service terminates.

Compensation for the Chair

The Chair role, held by Suzanne Heywood, is an Executive Director managerial board role, whose compensation differs from the Non-Executive supervisory board members. The Chair is not an NEO and therefore her compensation is not included in the CD&A section of this Notice of Meeting and Proxy Statement.

The following table summarizes the fundamental purpose and features of the Chair’s compensation elements for 2025:

Element	Purpose	Key Features
Base Salary 22% of compensation package	• Provide competitive salary • Provide sufficient fixed pay to discourage inappropriate risk-taking
•
Fixed cash compensation
•
Target at median reference for relevant benchmark for Chair only role
•
Set taking into account role scope, market data, and an individual’s skills and prior experience
•
Base salary for fiscal 2025 was set at $500,000 (fixed)

Long-term Equity Incentives 78% of compensation package	• Encourage achievement of long-term strategic objectives • Encourage share ownership and retention • Motivate sustainable value creation • Align Chair’s interests with those of shareholders
•
At-risk variable equity compensation
•
Target awards combine PSUs (75%) and RSUs (25%)
•
PSUs earned based on achieving quantifiable performance objectives, with the maximum number of shares that can be earned capped at 200% of target
•
Chair award subject to a five-year holding period from the date of grant
•
A portion of vested shares are sold to cover tax withholding, per tax regulation, which does not violate the Share Ownership Guidelines or Holding Requirement
•
Subject to the recoupment policy (clawback)
•
Prorated equity award vesting in the event of death, disability, or involuntary termination by the company (not for cause)
•
The target equity grant for fiscal 2025 was $1,750,000
•
The associated maximum equity value before share price movements is taken into account is $3,062,000 (assumes 75% of the award is earned at 200% of target and 25% of the award is earned at 100% of target)

Post-Employment Benefits	Provide future income security	• Retirement savings benefits comparable to U.K. based salaried employees • No cash severance benefit
Other Benefits	Attract and retain well-qualified executive	• Select U.K. executive benefits including life, accident, and disability insurance • Limited personal usage of car service for security
Share Ownership Guidelines	Align Chair’s interests with those of shareholders	• Acquisition and holding of the Company's common shares with a value of five times base salary within five years of appointment to the Board (requirement already met)

Directors’ Compensation Table

The following table summarizes remuneration paid or awarded (in USD) to the Company’s non-NEO Directors for the year ended December 31, 2025. Stock awards are granted to Directors to incentivize long-term, sustainable leadership for Board members.

Name	Position	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Suzanne Heywood	Chair	500,000	1,566,081	461,786	2,527,867
Elizabeth Bastoni	Director	170,000	66,832	-	236,832
Howard W. Buffett	Director	168,750	66,832	-	235,582
Richard Kramer	Director	165,000	66,832	-	231,832
Karen Linehan	Director	160,000	66,832	-	226,832
Alessandro Nasi	Director	136,250	66,832	-	203,082
Vagn Sørensen	Director	165,000	66,832	-	231,832
Åsa Tamsons	Director	150,000	66,832	-	216,832

(1)
All fees earned in fiscal year 2025 for services as a Director, including committee chairperson and member fees.
(2)
Represents the aggregate grant date fair value of PSUs and/or RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, and does not correspond to the actual value that will be realized by the Chair or any of the Directors. In fiscal 2025, the grant date was May 16, 2025, and the grant price was $12.25 for the 35,715 RSUs and 107,143 PSUs granted to the Chair. For the Directors, the grant date was May 15, 2025 and the grant price was $12.05 for the RSUs.
(3)
The amounts in All Other Compensation for the Chair include the following:

Personal Usage of Car Service	Executive Health Assessment	Defined Contributions	National Insurance	Total
218,957	13,156	27,010	202,663	461,786

Disclosures According to Dutch Civil Code and Dutch Corporate Governance Code

Implementation of Remuneration Policy in 2025

The Company’s implementation of compensation and remuneration policies contribute to sustainable, long-term value creation, as discussed earlier in the CD&A in the Compensation Philosophies, Compensation Policies and Practices, and 2025 Compensation Decisions and Outcomes sections. The policies are unchanged from 2024, reflecting the alignment with shareholder interests, as evidenced by voting outcomes in the previous year's annual general meeting. Various analyses are also used to develop compensation packages, as discussed in the Use of Market Data section.

The following table summarizes remuneration paid or awarded (in USD) for the years ended December 31, 2025, and 2024, to the Company Executive Directors (Summary Remuneration Table):

			Fixed Remuneration		Variable Remuneration
Executive Directors	Position	Year	Base Salary or Fees	Fringe Benefits(1)	One-year Variable(2)	Multi-year Variable(3)	Extraordinary Items(4)	Pension & Similar Benefits(5)	Total Remuneration	Proportion of fixed to variable remuneration(6)
Gerrit Marx	CEO	2025	1,250,000	268,917	1,509,400	7,410,909	468,518	99,941	11,007,685	17%
Suzanne Heywood	Chair	2025	500,000	241,367	-	474,559	-	229,673	1,445,599	141%
		2024	500,000	135,946	-	335,055	-	1,227,155	2,198,156	50%

(1)
For the Chair, the amount includes personal use of a Company-provided car service, healthcare and life insurances, and executive health assessment. For the CEO, the amount includes tax equalization, healthcare, and car allowance. See Footnote d in the "All Other Compensation" table for additional information on tax equalization.
(2)
For the CEO, the 2025 amount represents the bonus approved for the performance year and paid in 2026. See the Incentives section in the CD&A for details of the payout and in the "CEO's 2025 CBP Performance Factor Calculations:" shown in the next table. The Chair does not participate in the annual CBP.
(3)
For both the Chair and the CEO, the amount represents each fiscal year’s share-based compensation (SBC) expense under applicable accounting standards relating to grants issued with a portion of the vesting period in the fiscal year. This valuation differs from the equity value in the Summary Compensation Table under the U.S. SEC Regulation S-K which applies the Fair Value at grant date of the awards granted during the fiscal year. The grants made to each Executive Director and the performance factor assumptions are shown in the following table.

LTIP Period	Chair	CEO	Performance Assumption
2022-2024	Yes	No	59.9%
2023-2025	Yes	No	0.0%
2024-2026	Yes	Yes	59.0%
2025-2027	Yes	Yes	68.0%

(4)
This amount represents the sign-on cash bonus of €412,500 received on April 30, 2025, offsetting incentive opportunities forfeited from his prior employer.
(5)
For the Chair, the amount includes Company contributions for retirement savings and U.K. National Insurance. For the CEO, the amount includes Company contributions for retirement savings and Germany social contributions. The UK National Insurance contributions and Germany social contributions are not included in the Summary Compensation Table.
(6)
The ratio is the percentage of fixed pay elements over the percentage of variable pay elements. Variable elements include variable incentives and extraordinary items.

The following shows the SBC expense comparing the range of payout at target, assumed performance, and maximum:

Executive Director	Position	Year	At Target	At Assumed Performance	At Maximum
Gerrit Marx	CEO	2025	9,180,465	7,410,909	13,930,715
Suzanne Heywood	Chair	2025	1,242,386	474,559	2,129,401
		2024	1,183,152	335,055	2,033,793
		2023	1,872,251	2,965,558	3,403,224

CEO’s 2025 CBP Performance Factor Calculations

The following table shows the performance factors and calculated payouts for CEO and Executive Director Gerrit Marx during the 2025 performance period. See the Compensation Decisions and Outcomes and CBP Incentives & Outcomes sections of the CD&A for more detail on how bonus measures and CEO compensation support implementation of the remuneration policy and contribute to long-term value creation.

Corporate Measures	Corporate Measures	Weight	Threshold	Target	Maximum	Results	Results vs. Targets	Weighted Payout Factor
Consolidated Adjusted EBIT Margin %	a)	40%	7.3%	8.3%	10.4%	6.0%	72.3%	0.0%
	b)		$225,000	$750,000	$1,500,000	$0
Consolidated Revenues @ CC ($M)	a)	20%	$15,810	$18,068	$20,778	$18,095	100.1%	20.2%
	b)		$112,500	$375,000	$750,000	$378,750
Cash Conversion Ratio %	a)	20%	47.6%	56.0%	84.0%	73.1%	130.5%	32.2%
	b)		$112,500	$375,000	$750,000	$603,750
CO2 Emissions %	a)	10%	-37.1%	-39.0%	-44.9%	-39.9%	102.4%	11.6%
	b)		$56,250	$187,500	$375,000	$217,500
Accident Frequency Rate	a)	10%	9.7%	9.2%	7.8%	8.3%	109.8%	16.5%
	b)		$56,250	$187,500	$375,000	$309,400
Total	a)	100%						80.5%
	b)		$562,500	$1,875,000	$3,750,000	$1,509,400

The Company confirms the following for the year 2025:

•
No personal loans have been granted to Executive or Non-Executive Directors and no guarantees have been granted in favor of any Executive or Non-Executive Directors;
•
No variable remuneration was clawed back for any Executive or Non-Executive Directors, and no variable remuneration has been adjusted retroactively from executive or Non-Executive Directors; and
•
No severance payments were made to any Executive or Non-Executive Directors.

Share Awards

The following table summarizes unvested PSUs and RSUs held by Executive Directors as of December 31, 2025:

						Information regarding the reported financial year
	The main conditions of share unit plans					Opening Balance	During the Year			Closing Balance			Accounting Expense(1)
Name of Director, Position	Award Name	Performance Period	Award Date	Vesting Date	End of Holding Period	Share Units Awarded at the Beginning of the Period	Share Units Awarded: FMV at Grant (US$000s)	Shares Forfeited	Share Units Vested: FMV at Vest (US$000s)	Share Units Subject to a Performance Condition	Share Units Unvested	Share Units Subject to a Holding Period	US$000s
Gerrit Marx	2025-2027 PSU(2)	01/01/25 - 12/31/2027	5/16/2025	2/28/2028	5/16/2030	-	734,694	-	-	734,694	734,694	734,694	-
CEO						-	8,148	-	-	-			1,345
	2024-2026 PSU(3)	01/01/24 - 12/31/2026	11/15/2024	2/28/2027	11/15/2029	788,092	-	-	-	788,092	788,092	788,092	-
							-	-	-	-			1,635
	2024-2026 RSU(3)	01/01/24 - 05/10/2027	8/10/2024	2/28/2025	8/10/2029	1,189,620	-	-	695,608	-	494,012	1,189,620	-
				2/28/2026		-	-	-	8,869	-			4,430
Suzanne Heywood	2025-2027 PSU(2)	01/01/25 - 12/31/2027	5/16/2025	2/28/2028	5/16/2030	-	107,143	-	-	107,143	107,143	107,143	-
Chair						-	1,188	-	-	-			196
	2025-2027 RSU(2)	01/01/25 - 05/10/2028	5/16/2025	5/10/2028	5/16/2030	-	35,715	-	-	-	35,715	35,715	-
						-	378	-	-	-			86
	2024-2026 PSU(3)	01/01/24 - 12/31/2026	11/15/2024	2/28/2027	11/15/2029	114,930	-	-	-	114,930	114,930	114,930	-
						-	-	-	-	-	-	-	239
	2024-2026 RSU(3)	01/01/24 - 05/10/2027	5/10/2024	5/10/2027	5/10/2029	38,310	-	-	-	-	38,310	38,310	-
						-	-	-	-	-	-	-	121
	2023-2025 PSU (3)	01/01/23-12/31/25	5/10/2023	2/28/2026	5/10/2028	79,125	-	-	-	79,125	79,125	79,125	-
						-	-	-	-	-	-	-	(199)
	2023-2025 RSU (3)	01/01/23-04/30/26	5/10/2023	4/30/2026	5/10/2028	26,375	-	-	-	-	26,375	26,375	-
						-	-	-	-	-	-	-	109
	2022-2024 PSU(4)	01/01/22– 12/31/24	5/20/2022	2/28/2025	5/20/2027	78,300	-	31,398	46,902	78,300	-	46,902	-
						-	-	-	598	-	-	-	(116)
	2022-2024 RSU(4)	01/04/22 - 04/30/25	5/20/2022	4/30/2025	5/20/2027	26,100	-	-	26,100	-	-	26,100	-
						-	-	-	298	-	-	-	40
	Total Share Units:					2,340,852	877,552	31,398	768,610	1,902,284	2,418,396	3,187,006	-
	Total FMV ($000s)					-	9,714	-	9,765	-	-	-	7,886

(1)
The accounting valuation of share-based compensation expense is the value reported for equity awards in the Summary Remuneration table.
(2)
The 2025-2027 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual time-based component impacting the potential vesting of RSUs. The vesting date of the PSUs and RSUs are shown in the table above.
(3)
The legacy 2023-2025 and the 2024-2026 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual time-based component impacting the potential vesting of RSUs. The vesting dates of the PSUs and RSUs are shown in the table above.
(4)
The legacy 2022-2024 performance cycle awards consist of a Company performance component impacting the potential vesting of PSUs, and an individual time-based component impacting the potential vesting of RSUs. The PSUs and RSUs vested in 2025 as shown in the table above.

Internal Pay Ratios

When setting the Executive Directors’ compensation, the HCC Committee considers both the appropriate external benchmark as well as the internal pay ratios within the Company. Although the primary consideration is market competitiveness to attract and retain highly qualified senior executives in a large, global, complex organization, a baseline internal comparison is set, and trends are tracked. The trend in executives’ compensation is evaluated in relation to the trend in employees’ compensation.

In line with the guidance under the Dutch Code, the CEO Pay ratio and trend is disclosed in the annual executive compensation disclosure of the annual report. The basis of the pay ratio comparison uses the SEC Summary Compensation Table total compensation value for the CEO, Mr. Marx, annualized for 2025 as per the SEC Fiscal 2025 Pay Ratio previously disclosed and the average employee compensation (including all labor costs).

The average employee compensation is the total personnel costs reported in the Annual Report, which excludes CEO compensation, divided by average year headcount reported in the Annual Report, less the CEO who is included in the total average year headcount. Over the five-year period, the average employee compensation has been impacted, due to changing business conditions, by shifts in the labor market in the different geographies.

The five-year trend of CEO pay versus average employee compensation is shown in the following table:

Component	2025	2024	2023	2022	2021	5-Year Trend
CEO Compensation ($000s)	11,725	20,489	32,712	35,176	21,805	-46%
Average Employee Compensation ($000s)	83	78	82	76	70	19%
CEO Pay Ratio	142	262	400	460	313	-55%

Average employee compensation is derived from personnel costs reported under IFRS divided by the average headcount. Personnel costs and average number of employees, as disclosed with the Dutch Annual Report, are shown below for years 2021-2025.

Component	2025	2024	2023	2022	2021
Personnel Costs ($M)	2,827	2,929	3,331	2,976	4,695
Average Number of Employees	34,197	37,460	40,696	38,966	67,319

For perspective, the Company`s key performance metrics for the same past five years are shown below:

Selected Performance Data	2025	2024	2023	2022	2021	5-Year Trend
Net Income - US GAAP ($ Million)	505	1,259	2,287	2,039	1,801	-72%
Adjusted Diluted Earnings/(Loss) Per Share ($)(1)	0.55	1.05	1.63	1.46	1.28	-57%
Absolute Total Shareholder Return - Indexed From 2020(2)	103.8	124.9	118.3	161.7	154.9	-33%

(1)
Includes non-GAAP metrics derived from financial information prepared in accordance with U.S. GAAP. The reconciliation for this non-GAAP measure can be found on page 80.
(2)
Absolute TSR is calculated using dividend‑adjusted Bloomberg closing prices based on a 21‑trading‑day average and is indexed to a 2020 year‑end baseline (i.e., index at 100).

ITEM 3 – 2025 ANNUAL REPORT

Item 3A – Adoption of the 2025 Company Annual Financial Statements (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the adoption of the Company Annual Financial Statements.

Our Dutch Annual Report, which is available on our website (www.cnh.com) under Investor Relations – Financials, includes the Company Annual Financial Statements. At the Meeting, the Executive Directors of the Company will present the development of the business and results achieved in 2025. Further, they will comment on the Report on Operations included in the Dutch Annual Report. Please refer to the relevant sections of the Dutch Annual Report. The auditor of the Company for the 2025 financial year, Deloitte Accountants B.V., has issued an unqualified opinion in respect of the Company Annual Financial Statements. The Board proposes that the Meeting adopt the Company Annual Financial Statements.

Further, the Board submits to the general meeting for discussion, as part of this agenda item, the Corporate Governance section of our Dutch Annual Report outlining the corporate governance structure and compliance with the Dutch Code.

Item 3B – Re-appointment of Independent Auditor for Our Dutch Statutory Annual Accounts (voting item)

Proposal to Re-Appoint Deloitte Accountants B.V. as the Independent Auditor of the Company for the 2026 Financial Year for Our Dutch Statutory Annual Accounts, as required by Dutch law (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation

The Board unanimously recommends that shareholders vote FOR the re-appointment of Deloitte Accountants B.V. as the independent auditor of the Company for the 2026 financial year for our Dutch Statutory Annual Accounts.

At the Annual General Meeting of shareholders on May 3, 2024, the shareholders approved the appointment of Deloitte Accountants B.V. as the independent auditor of the Company Annual Financial Statements for the 2025 financial year. The Audit Committee has evaluated the performance of Deloitte Accountants B.V. as the independent auditor in connection with the review and audit of the Company Annual Financial Statements and, based on such evaluation, the Audit Committee has recommended to the Board the re-appointment of Deloitte Accountants B.V. as the Company’s independent auditor for the financial year ending December 31, 2026. The Board believes that the continued retention of Deloitte Accountants B.V. as the independent auditor of the Company Annual Financial Statements is in the best interests of the Company and its shareholders and has recommended that shareholders approve the appointment of Deloitte Accountants B.V. as our independent auditor for the fiscal year ending December 31, 2026.

Representatives of Deloitte Accountants B.V. will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Item 3C – Ratification of Selection of International Independent Registered Public Accounting Firm (advisory vote)

Proposal to ratify the re-appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the 2026 Financial Year (advisory vote)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting, on an advisory basis, be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation

The Board unanimously recommends that shareholders vote FOR the ratification of the re-appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our U.S. GAAP financial statements for the 2026 Financial Year.

The Audit Committee of the Board has selected Deloitte & Touche LLP as the international independent registered public accounting firm of the Company for the year ending December 31, 2026. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2025 was completed by Deloitte & Touche LLP on February 26, 2026. The Audit Committee has evaluated the performance of Deloitte & Touche LLP in connection with the review and audit (respectively) of the Company’s 2025 consolidated quarterly unaudited and annual audited financial statements and based this selection on such evaluation.

The Board is submitting the selection of Deloitte & Touche LLP for ratification at the Meeting. The submission of this matter for ratification by shareholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s international independent registered public accounting firm.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s international independent registered public accounting firm. The shareholders’ ratification of the appointment of Deloitte & Touche LLP does not limit the authority of the Audit Committee to change the Company’s international independent registered public accounting firm at any time.

Representatives of Deloitte & Touche LLP will be available, either in person or telephonically, to respond to appropriate questions at the Meeting if necessary and make a statement if they desire to do so.

Report of the Audit Committee

The Audit Committee consists of the following members of the Board: Karen Linehan, Richard J. Kramer, Vagn Sørensen, and Åsa Tamsons.

Management is responsible for establishing and maintaining CNH’s internal control over financial reporting and for preparing CNH’s financial statements. Deloitte & Touche LLP is responsible for performing an independent audit of CNH’s annual consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee is responsible for overseeing these activities. The responsibilities of the Audit Committee are defined in a charter (Audit Committee Charter) which has been approved by the Board. The Audit Committee Charter is available on the Governance page our corporate web site (www.cnh.com).

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s audit of the Company’s internal control over financial reporting as of December 31, 2025.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission (“SEC”).

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP the auditors’ independence from the Company and its management in connection with the matters stated therein. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee has concluded that the auditors are independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Submitted by the Audit Committee of the Board

Karen Linehan

Richard J. Kramer

Vagn Sørensen

Åsa Tamsons

Independent Public Accountant Fees and Services

We incurred the following fees for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates for the years ended December 31, 2025, and 2024:

	For the years ended December 31,
	2025	2024
Audit fees (1)	$14,659,000	$11,722,000
Audit-related fees (2)	$506,000	$561,000
Tax fees (3)	$0	$90,000
All other fees (4)	$0	$4,000
Total	$15,165,000	$12,377,000

(1)
“Audit Fees” are the aggregate fees for the audit of our consolidated annual financial statements, reviews of interim financial statements and other related services such as attestation services, statutory audits, comfort letters, consents and other regulatory filings or engagements.
(2)
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This category comprises fees for the procedures performed as part of the audit of employee benefit plans and pension plans, agreed-upon procedure engagements, and other attestation services subject to regulatory requirements.
(3)
“Tax Fees” includes, among other things, statutory tax return preparation.
(4)
“All Other Fees” consists of human resources services and fees for license-based services for accounting literature and research.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee nominates and engages our independent registered public accounting firm to audit our consolidated financial statements. Our Audit Committee has a policy requiring management to obtain the Audit Committee’s approval before engaging our independent registered public accounting firm to provide any other audit or permitted non-audit services to us or our subsidiaries. Pursuant to this policy, which is designed to ensure that such engagements do not impair the independence of our independent registered public accounting firm, the Audit Committee reviews and pre-approves (if appropriate) specific audit and non-audit services in the categories Audit Services, Audit-Related Services, Tax Services, and any other services that may be performed by our independent registered public accounting firm. During the year ended December 31, 2025, all audit and non-audit services provided by our independent registered public accounting firm were pre-approved in accordance with such policies and procedures.

Item 4 – Reserves and dividends policy (discussion only item)

Subject to the adoption of the Company Annual Financial Statements by the Meeting, the Board, in accordance with article 21, paragraph 9, of the articles of association of the Company (the “Articles of Association”), proposes to shareholders to distribute a dividend in cash of $0.10 (or €0.09) per outstanding common share (after the allocation of the relevant amount to the special voting shares dividend reserve in accordance with article 22, paragraph 4, of the Articles of Association).

Item 4A – Proposal of a dividend for 2025 (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the approval of the proposed dividend for 2025.

For 2025, the Board recommends to shareholders a dividend in cash of $0.10 per outstanding common share, totaling approximately $124.2 million (equivalent to approximately €0.09 per outstanding common share, translated at the exchange rate reported by the European Central Bank on March 20, 2026). The record date for the dividend will be May 21, 2026. It is expected that the dividend on the outstanding common shares, if approved, will be paid on May 29, 2026.

Item 5 – Discharge of the Executive Directors and the Non-Executive Directors of the Board during the financial year 2025 for the performance of their duties during 2025 (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation

The Board unanimously recommends that shareholders vote FOR the discharge of the Executive Directors and the Non-Executive Directors of the Board during 2025 for the performance of their duties during 2025.

It is proposed to discharge the Executive Directors and the incumbent and the former Non-Executive Directors of the Board (including those members of the Board who were in office for part of the financial year) in respect of the performance of their duties in the financial year ended on December 31, 2025, to the extent apparent from the Dutch Annual Report, including the Company Annual Financial Statements and from disclosures and statements made during the Meeting.

ITEM 6 – AUTHORIZATION TO ISSUE NEW SHARES AND REPURCHASE OWN SHARES

Issuance of Shares

This proposal is presented in order for the Company to issue new shares and repurchase its own shares in compliance with the following Dutch legal requirements. The general meeting of shareholders or alternatively the Board, if it has been designated to do so by the general meeting of shareholders, shall have authority, for no longer than five years, to resolve on any issuance of shares and on the conditions thereof. The general meeting of shareholders shall, for as long as any such designation of the Board for this purpose is in force, no longer have authority to decide on the issuance of shares. The designation may be extended from time to time for periods not exceeding five years and may not be withdrawn unless otherwise provided in the resolution in which the designation is made. If the Board is designated to have authority to decide on the issuance of shares, such designation shall specify the class of shares and the maximum number of shares that can be issued under such designation. When making such designation the duration thereof shall be resolved upon at the same time.

In the event of an issuance of common shares, every holder of common shares shall have a right of pre-emption with regard to the shares to be issued of that class in proportion to the aggregate amount of his shares of that class; provided, however, that no such right of pre-emption shall exist in respect of shares to be issued to Directors or employees of the Company or of a group company pursuant to any Company equity incentive or compensation plan. The right of pre-emption may be limited or excluded by a resolution of the general meeting of shareholders or a resolution of the Board if it has been designated to do so by the general meeting of shareholders and provided the Board has also been authorized to resolve on the issuance of shares of the company. A shareholder shall have no right of pre-emption for shares that are issued against a non-cash contribution.

In the event of an issuance of special voting shares to Qualifying Shareholders, shareholders shall not have any right of pre-emption. Either the general meeting of shareholders or the Board, shall decide when passing the resolution to issue shares in which manner and, subject to paragraph 3 of Article 6 of the Articles of Association, within what period the right of pre-emption may be exercised.

Item 6A – Authorization to issue new shares and/or grant rights to subscribe for shares (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted ‘FOR’ such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the authorization to the Board to issue new shares and/or grant rights to subscribe for shares.

At the Annual General Meeting of shareholders on May 12, 2025, the General Meeting of shareholders authorized the Board to issue and/or grant rights to subscribe for shares. After consideration of market practices, the General Meeting of shareholders is now requested to extend the authorization. It is proposed that the Meeting authorizes the Board for a period of 18 months, beginning May 8, 2026, to issue shares or grant rights to subscribe for shares. The authorization will be limited to 10% of the Company’s issued share capital as of the date of the Annual General Meeting of 2026. The authorization may be used in connection with awards under the Company’s equity incentive plans, but may also serve other purposes, such as the funding of acquisitions. When adopted, this authorization replaces the existing authorization.

Item 6B – Authorization to limit or exclude pre-emptive rights (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the authorization to the Board to limit or exclude pre-emptive rights.

At the Annual General Meeting of shareholders on May 12, 2025, the General Meeting of shareholders authorized the Board to limit or exclude pre-emptive rights in relation to the issue and/or grant rights to subscribe for shares. The General Meeting of shareholders is now requested to extend the authorization. After consideration of market practices and engagement with certain institutional investors who are shareholders of our Company, it is proposed that the Meeting authorize the Board for a period of 18 months, beginning May 8, 2026, to restrict or exclude shareholders’ pre-emptive rights in relation to the issue of shares or the granting of rights to subscribe for shares pursuant to the authorization under agenda Item 6A. When adopted, this authorization replaces the existing authorization.

Item 6C – Authorization to repurchase own shares (voting item)

Votes required

Approval of this item requires that a majority of the votes cast at the Meeting be voted "FOR" such resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this proposal.

Recommendation The Board unanimously recommends that shareholders vote FOR the authorization to the Board to repurchase own shares.

At the Annual General Meeting of shareholders on May 12, 2025, the General Meeting of shareholders authorized the Board to acquire common shares in its own share capital. The General Meeting of shareholders is now requested to extend the current authorization of the Board. It is proposed to the General Meeting of shareholders to authorize the Board for a period of 18 months, beginning on May 8,

2026, to acquire common shares in its own share capital on the New York Stock Exchange or through other means (including but not limited to derivatives, private, over-the-counter, or block trades or otherwise), subject to the following:

•
The maximum number of shares which may be acquired is 10% of the issued share capital per the date of the Annual General Meeting of 2026;
•
Transactions will be subject to a maximum price per common share equal to the average of the highest price on each of the five trading days prior to the date of acquisition, as shown in the Official Price List of the New York Stock Exchange plus 10% (maximum price) and to a minimum price per common share equal to the average of the lowest price on each of the five trading days prior to the date of acquisition, as shown in the Official Price List of the New York Stock Exchange minus 10% (minimum price).

If granted, this authorization replaces the authorization of the General Meeting of shareholders of May 12, 2025, including for purposes of ongoing repurchase programs. This new authorization does not obligate the Company to repurchase any common shares. If granted, the repurchase of shares will be conducted pursuant to share purchase program in line with applicable laws and regulations. The Company announced a $500 million share repurchase program on February 14, 2024. Any repurchase program may be suspended, discontinued or modified at any time for any reason and without previous notice in the Company’s sole discretion in accordance with applicable laws and regulations. When adopted, this authorization replaces the existing authorization.

Corporate Governance

Board Practices

CNH is a company, incorporated under the laws of the Netherlands, initially formed from a business combination of Fiat Industrial S.p.A. and CNH Global N.V. consummated on September 29, 2013.

We are subject to, among other things, the laws of the Netherlands and the laws and regulations applicable to domestic issuers in the U.S., the Dutch Code and the NYSE listing standards, which are of particular significance to our corporate governance. In accordance with the article 3, paragraph 1 of the Dutch Decree on the contents of the Board Report (Besluit inhoud bestuursverslag) (the “Board Report Further Content Decree”), in the Corporate Governance section of our Dutch Annual Report we include a statement relating to our compliance with the principles and best practices of the Dutch Code, including a description and motivation of deviations from the Dutch Code.

The Board, as a one-tier board structure under Dutch law comprising both Executive Directors and Non-Executive Directors, has collective responsibility for the strategy of the Company. During 2025, the Board reviewed and discussed with management, among other things, the Company’s strategy, and the sustainable long-term value creation strategies of the Company’s Agriculture, Construction and Financial Services segments and their deployment in the regions.

All Board members are expected to attend not less than 75% of all Board and Committee meetings. In addition, Non-Executive Directors are limited to being a Non-Executive Director or supervisory director on not more than four boards of other Dutch large companies or foundations.

The Board met five times during 2025. During 2025, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board meetings was 100%.

At this time, we do not have a policy regarding the Board members’ attendance at annual general meetings of shareholders. Directors followed the 2025 Meeting via live webcast.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and executive Chair of the Board are held by two different individuals (Gerrit Marx and Suzanne Heywood, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair provides advice to and exercises executive oversight of management. The Board appointed Mr. Vagn Sørensen as Senior Non-Executive Director in May 2023, the Non-Executive Chair for purposes of Section 2:129a(1) of the Dutch Civil Code and best practice provision 5.1.3, and in compliance with best practice provision 2.1.9, of the Dutch Code. The Senior Non-Executive Director is responsible for the proper functioning of the Board and its Committees.

The Non-Executive Directors believe that in consideration of the size of the Company, the complexity and specific characteristics of the segments in which it operates and the worldwide presence of its business, an adequate and mix of skills, experience and backgrounds and other factors are necessary prerequisites to achieve a Board having the appropriate capabilities, also assured by an appropriate balance between the number of Executive Directors and Non-Executive Directors. Independent Directors – identified as such both pursuant to NYSE and Dutch Code provisions – have an essential role in protecting the interests of all stakeholders and in the proper composition and functioning of the Board Committees, further described below. It is generally recognized that boards with a greater range of skills, experience and backgrounds are more effective in performing their monitoring and advisory activities, due to the variety of professional experience, perspectives, insights, skills and connections to the outside world that directors with different backgrounds and experiences can contribute. As required by Dutch regulations, the Board has adopted policies providing that in light of the size of the Company, the complexity and specific characteristics of the segments in which it operates and the geographic distribution of its businesses, the Board should be composed of individuals with skills, experience, and backgrounds, both general and specific, acquired in an international environment and relevant to an understanding of the macro-economy and global markets, more generally, as well as the industrial and financial sectors, more specifically. An appropriate mix of skills, experiences, qualifications, professional backgrounds, and other characteristics are fundamental to the proper functioning of the Board as a collegial body. In compliance with article 3d of the Board Report Further Content Decree, the Human Resources section of our Dutch Annual Report includes the statements as required by Dutch regulations regarding the proportional distribution of Board seats among males and females.

The G&S Committee periodically assesses the skills, experience, and other attributes of the individual Directors with a view toward ensuring an appropriate mix of different backgrounds and perspectives and ensuring the Directors have the necessary expertise to fulfil their respective duties. In 2025, the G&S Committee conducted such an assessment in connection with its evaluation of candidates to be recommended to the Board for re-appointment or appointment as a Director.

Board’s Role in Risk Oversight

The Board believes that risk management is an important component of is integral to the achievement of its long-term business plan. The Board, directly and through its committees, is responsible for monitoring risks that affect CNH.

CNH’s Enterprise Risk Management (“ERM”) framework is designed to assist in the identification, evaluation, and prioritization of business risks, followed by a coordinated and balanced application of resources to minimize, monitor, and control the probability or impact of adverse events or to maximize the realization of opportunities. CNH’s ERM processes are aligned with the HCC Committee of Sponsoring Organizations of the Treadway Commission published framework, as well as the principles of the Dutch Corporate Governance Code, further adapted for specific business requirements by incorporating

Company management knowledge and best practices identified by third-party risk consulting firms. CNH’s ERM framework has identified 44 primary enterprise risks, further broken down into 154 specific risk drivers. Primary risk drivers include a number of significant topics, such as business strategies and operations, competitive factors, social responsibility, and environmental issues, and regulatory compliance. The process follows a bottom-up analysis starting at the business unit level, with risk survey completion by business and function leaders worldwide, followed by cross-functional reviews, regional, segment and leadership risk workshops, presentations and risk assessment discussions with the Audit Committee of the Board of Directors, and review and discussion with the Board of Directors. Direct feedback received from each of these layers up to and including the Board of Directors is then used to identify and develop risk mitigation activities as necessary within the business or functional area, which are deployed by management.

Board Committees

Our Board has established an Audit Committee, an HCC Committee and a Governance and Sustainability Committee. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee currently consists of Ms. Linehan (Chairperson), Mr. Kramer, Mr. Sørensen, and Ms. Tamsons, all of whom are independent, Non-Executive Directors. Under the Audit Committee Charter, the Audit Committee is elected by the Board and is comprised of at least three members who may be appointed for terms of up to two years, each of whom must be a Non-Executive Director. Members of the Audit committee may be reappointed. Audit Committee members are also required (i) not to have any material relationship with the Company or to serve as auditors or accountants for the Company, (ii) to be “independent”, under the NYSE rules, Rule 10A-3 under the Exchange Act and the Dutch Code, and (iii) to be “financially literate” and have “accounting or selected financial management expertise” (as determined by the Board). At least one member of the Audit Committee shall be a “financial expert” as defined in the rules of the SEC and best practice provisions of the Dutch Code. Our Board has determined that Mr. Kramer, Mr. Sørensen, and Ms. Tamsons are audit committee financial experts. No Audit Committee member may serve on more than two audit committees for other public companies, absent a waiver from the Board. Unless decided otherwise by the Audit Committee, the independent auditors of the Company, as well as the Chief Financial Officer of the Company, attend its meetings.

The Audit Committee is responsible for, among other things, assisting the Board’s oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s policy on tax planning; (3) the Company’s financing, (4) the Company’s application of information and communication technology; (5) the systems of internal controls that management and the Board have established; (6) the Company’s compliance with legal and regulatory requirements; (7) the Company’s relations with, and compliance with recommendations and observations of, internal and external auditors; (8) the Company’s policies and procedures for addressing certain actual or perceived conflicts of interest; (9) determining the process for selecting the Company’s independent registered public accounting firm and the nomination for independent auditors to carry out any required statutory audit; (10) the qualifications, independence and remuneration of the Company’s independent auditors and any non-audit services provided to the Company by the independent auditors; (11) the functioning of the Company’s internal auditors and independent auditors; (12) risk management and risk assessment guidelines and policies, including major financial risk exposure, and the steps taken to monitor and control such risks; (13) the implementation and effectiveness of the Company’s ethics and compliance program; and (14) preparation of an audit committee report as required SEC rules for inclusion in the Company’s annual proxy statement.

During 2025, the Audit Committee, reviewed and discussed the annual and quarterly financial statements (and the independent auditors’ review or audit thereof), the key risks and controls relating to the Company’s information systems including cybersecurity, the appropriateness and completeness of the Company’s system of internal control, the performance of the Company’s internal audit function, the performance of the Company’s independent public auditors, legal matters facing the Company, and the implementation and effectiveness of the Company’s ethics and compliance program.

The Audit Committee met seven times during 2025. Overall attendance at The Audit Committee meetings was 100%.

The Charter for the Audit Committee is available on our web site (www.cnh.com).

Human Capital and Compensation Committee

Our Human Capital and Compensation Committee currently consists of Ms. Bastoni (Chairperson), Mr. Buffett, and Mr. Kramer. All the members of the Human Capital and Compensation Committee are Non-Executive Directors, and all meet the requirements of independence in the current NYSE and SEC rules and regulations and the Dutch Code.

The Human Capital and Compensation Committee is responsible for, among other things, assisting the Board in: (1) executive compensation; (2) remuneration policy to be pursued; (3) compensation of Non-Executive Directors; (4) the Company’s remuneration report; and (5) certain human capital management matters including supervision of the selection and appointment and compensation criteria for senior management, and succession planning.

The Human Capital and Compensation Committee met eight times during 2025. Overall attendance at The Human Capital and Compensation Committee meetings was 100%.

The Charter for the Human Capital and Compensation Committee is available on our web site (www.cnh.com).

Compensation Committee Interlocks and Insider Participation

During 2025, no member of our Human Capital and Compensation Committee was an employee, officer, or former officer of CNH or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Human Capital and Compensation Committee during 2025.

Governance and Sustainability Committee

Our Governance and Sustainability Committee (the “G&S Committee”) currently consists of Mr. Buffett (Chairperson), Ms. Bastoni, and Mr. Sørensen. All members of the G&S Committee are Non-Executive Directors, and all meet the independence in the current NYSE and SEC rules and regulations and the Dutch Code.

The G&S Committee is responsible for, among other things, assisting the Board with: (1) overseeing the Company’s significant environmental, social, and governance risks, strategies, policies, programs, and practices to further its business purpose, strategy, culture, values, and reputation in the best interests of all of the Company’s stakeholders; (2) the identification of the criteria, professional and personal qualifications for candidates to serve as directors of the Company; (3) periodic assessment of the size and composition of the Board; (4) periodic assessment of the functioning of individual Board members and reporting on this to the Board; (5) proposals for appointment of Executive and Non-Executive

Directors; (6) overseeing and evaluating the policies, procedures, and practices related to the environment health and safety of Company employees; (7) monitoring and evaluating reports on the Company’s sustainable development policies and practices, management standards, strategy, performance and governance globally; and (8) periodic assessment of the performance of individual directors and reporting on this to the Board of Directors.

Each year, under the oversight of the G&S Committee and with the assistance of the Chief Legal and Compliance Officer, the Board undertakes an annual evaluation of its own effectiveness and performance, and that of the Committees and individual Directors. For 2025, the evaluation of the Board and its Committees consisted of a self-assessment by each of the directors facilitated by a written questionnaire covering key functions such as composition of the Board, collegiality, information, oversight and involvement, and effectiveness of the Committees, and designed to promote a robust and comprehensive performance assessment discussion. The Chair met with each of the Directors to discuss the performance of the Board, the Committees, and individual directors. No unsatisfactory findings were identified. The Board discussed the results of such performance assessment, in executive session, and agreed upon actions to take advantage of identified opportunities for improvement. On the recommendation of the G&S Committee, the Board periodically engages a third party to facilitate the annual performance assessment.

The G&S Committee met five times during 2025. Overall attendance at the G&S Committee meetings was 100%.

The Charter for the G&S Committee is available on our web site (www.cnh.com).

Code of Ethics

Our Board has adopted a Code of Conduct which is applicable to all employees, officers, and directors, including our principal executive officer, principal financial officer, and the principal accounting officer and controller. Our Code of Conduct is intended to meet the definition of “code of ethics” under the SEC rules and regulations. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. Our Code of Conduct is posted on our website, www.cnh.com, and may be found as follows: from our main page, first click on “Our Company”, then on “Governance” and then on “Code of Conduct.”

Culture

The Board is responsible for creating and fostering a culture aimed at long-term value creation for the Group and all its stakeholders, operating in compliance with all applicable laws and consistent with the Company’s values and expectations. Accordingly, to clarify and make explicit the Company’s values and expectations, in 2014 the Board adopted the Company’s code of conduct (which was renewed and updated in 2019 and 2026, the “Code of Conduct”) and the Company issued its Supplier Code of Conduct. In addition, the Company established a compliance and ethics program that is overseen by the Global Compliance and Ethics Committee (“GCEC”), including the: Chief Executive Officer, Chief Financial Officer, head of Internal Audit, Chief Legal and Compliance Officer and Chief Human Resources Officer. The GCEC meets at least quarterly to, among other things, review and discuss compliance and ethics trends and topics, review and discuss compliance risk assessments, discuss compliance-related training to be deployed, consider the need for new or modified compliance-related corporate policies, and review matters submitted to the Company’s Compliance Helpline and related investigations. The extent to which each employee complies with and promotes such culture and values is assessed each year through, among other things, the Company’s performance assessment process.

Code of Conduct

The Code of Conduct reinforces CNH’s Cultural Beliefs on compliance and ethics, which are described as follows: “Customer First,” emphasizing honest and fair delivery; “Grow Together,” focusing on collective progress and diversity within the organization; “One Team,” stressing fair and equitable treatment for all; “Make it Simple,” promoting transparency and reducing complexity; and “Be the Best,” emphasizing achieving outstanding results via ethical standards.

In addition to the Code of Conduct, CNH has established Group policies, as well as internal and business processes and procedures, that supplement it and provide more detailed guidance for employees. We require all employees to complete training on our Code of Conduct, and, where permitted by law, also require certification by certain employees regarding compliance with the Code of Conduct. In addition, we maintain a global compliance helpline to allow for concerns of potential violations of the Code, global policies, or the law to be brought forward.

CNH conducts compliance risk assessments on an annual basis to help management teams measure the likelihood of an occurrence of various compliance and ethics-related risks facing the Group, as well as the degree of impact. Risk assessments also assist managers in evaluating the effectiveness of existing mitigation strategies and in prioritizing the risks requiring attention and resources. In 2025, CNH continued targeted training on the critical issues identified during the risk assessment performed over the previous year, with a focus on workplace respect and sexual harassment, fraud and ethics culture, antitrust/competition law, speaking-up and non-retaliation, and conflicts of interest.

CNH encourages individuals to report situations in which they have a good-faith belief that any circumstance or action has violated our Code of Conduct, our policies, or the law. Those who wish to report a concern can do so confidentially and anonymously through our Compliance Helpline, which is operated by an independent company. This communication channel is available to receive confidential reports from anyone within or outside the Group.

CNH policy protects anyone reporting a concern in good faith from retaliation of any kind. A global case-management system, implemented in conjunction with the Compliance Helpline, helps ensure the accurate tracking and timely resolution of investigations, which are primarily led by Legal & Compliance, with the support of Internal Audit or Human Resources. The materiality of all reported matters is evaluated according to criteria approved by the Global Compliance and Ethics Committee ("GCEC"). Whether a matter is defined as material depends on aspects such as the extent of the potential penalties or monetary losses involved, the seniority of the implicated person or the nature of the alleged violation. CNH regularly monitors the application of the Group’s main compliance policies in each geographic area. Monitoring is carried out by the Internal Audit Department and audit results, identified violations and agreed corrective measures are passed on to the relevant corporate departments and senior management.

The Code of Conduct and Compliance policies are available in multiple languages. Our Code of Conduct is posted on our website, (www.cnh.com), and may be found as follows: from our main page, first click on "Our Company", then on "Governance" and then on "Code of Conduct".

Director Independence

We have a one-tier board structure (i.e. board that is composed of both members having responsibility for our day-to-day operations, who are referred to as “Executive Directors”, and members not having such responsibility, who are referred to as “Non-Executive Directors”). Ms. Heywood, Chair and Executive Director, was elected at the Company’s Annual General Meeting of shareholders held on May 12, 2025. Mr. Marx, the Company’s Chief Executive Officer, was also elected at the Company’s annual general meeting of shareholders held on May 12, 2025.

Six of the current directors and six of the nominees for director (in both cases representing 67% of the board of directors) qualify as independent for purposes of NYSE rules, Rule 10A-3 under the Exchange Act, and the Dutch Code in that none of the independent directors has any material relationship with the Company, other than as a director or shareholder of the Company.

Director Independence and Conflicts of Interest

The Board has designed procedures to avoid conflicts of interest by Board members. A Director must without delay report any conflict of interest or potential conflict of interest to the Chair and to the other Directors, or, in case any conflict of interest or potential conflict of interest of the Chair, to the Senior Non-Executive Director and to the other Directors. The Director in question must provide all relevant information to the Board, so that the Board can decide whether a reported (potential) conflict of interest of a Director qualifies as a conflict of interest within the meaning of the relevant laws. A Director may not take part in the decision-taking process of the Board in respect of any situation in which they have a conflict of interest. In 2025, there were no conflicts of interest (actual or potential) in relation to the members of the Board between their duties to the Company and their private interests and/or other duties. The Conflict-of-Interest Policy is available on the Company’s website, (www.cnh.com).

Family Relationships

There are no family relationships between any director or executive officer of the Company.

Legal Proceedings Involving Officers and Directors

None.

Shareholder Engagement

As an international company, with a global shareholder base, we believe that it is important for us to understand and consider the diverse views of our shareholders and other stakeholders. Through various forms and levels of engagement, we solicit input from shareholders. CNH remains committed to maintaining an ongoing dialogue with our major stakeholders and reaching out to shareholders to consider their views.

Communications with the Board

The Company encourages shareholders and other interested persons to communicate with members of the Board. Any person who wishes to communicate with a particular director or the Board as a whole, including the Chair or Senior Non-Executive Director or any other independent director, may write to those directors in care of Corporate Secretary, CNH Industrial N.V., Cranes Farm Road, Basildon, Essex SS14 3AD United Kingdom. The correspondence should indicate the writer’s interest in the Company and clearly specify whether it is intended to be forwarded to the entire Board or to one or more particular directors. The Corporate Secretary will forward all correspondence satisfying these criteria.

Hedging Policies

Our Insider Trading Policy describes our policies with respect to the trading of our equity securities and applies to our directors, officers, other employees, and members of the households and immediate family members of any of our directors, officers, and other employees (collectively, the “Insiders”). Under the Insider Trading Policy, Insiders and any person acting on their behalf are prohibited from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars, or exchange funds) or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the our equity securities or limit our equity securities’ holders ability to profit from an increase in the market value of our equity securities.

Because a margin or foreclosure sale may occur at a time when the Insider is aware of material non-public information or otherwise is not permitted to trade in our equity securities, Insiders are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.

Insider Trading Policies

We have adopted an insider trading policy and related procedures governing the purchase, sale and/or other distribution of our securities by directors, officers, and employees, that we believe are reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable listing standards. Our insider trading policies and procedures are filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC.

Share Ownership Information

Persons Owning More than Five Percent of CNH Common Shares

The following table shows the number of CNH common shares beneficially owned as of March 2, 2026, (unless otherwise indicated) by each person who, to our knowledge, beneficially owns more than 5% of our common shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned and Held	Percent of Common Shares

Greater Than 5% Owner

Exor N.V.(1) Symphony Building, Gustav Mahlerplein 25A, Amsterdam, 1082 MS, The Netherlands	366,927,900	29.6%

Harris Associates L.P.(2) 111 South Wacker Drive Suite 4600, Chicago, IL 60606	84,068,624	6.8%

BlackRock, Inc.(3) 50 Hudson Yards, New York, NY 10001	98,248,600	7.9%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, PA 19355	90,704,159	7.3%

(1)
Information based on the filing made by Exor N.V. (“Exor”) on a Schedule 13D/A (Amendment No. 1) filed with the SEC on December 15, 2016 (the “Exor 13D”). Exor’s percent of the CNH common shares outstanding is calculated as the ratio of (i) the number of CNH common shares beneficially owned by Exor as reported on the Exor 13D and (ii) the aggregate number of outstanding CNH common shares as of March 2, 2026. In addition, EXOR holds 366,927,900 CNH special voting shares. EXOR’s voting power in CNH is 45.5%, calculated as the ratio of (i) the aggregate number of CNH common shares and CNH special voting shares owned by EXOR and (ii) the aggregate number of outstanding common shares and special voting shares of CNH as of March 2, 2026, being respectively 1,240,673,013 outstanding CNH common shares and 370,433,244 CNH special voting shares. Exor, through its voting power, has the ability to significantly influence the decisions submitted to a vote of our shareholders, including approval of annual dividends, the election and removal of directors, mergers or other business combinations, the acquisition or disposition of assets and issuances of equity and the incurrence of indebtedness.
(2)
Information based the filing made by Harris Associates L.P. (“Harris”) on Schedule 13G/A (Amendment No. 7) filed with the SEC on May 15, 2025 (the “Harris 13G”). The Harris 13G reports Harris beneficially owns, in the aggregate, 84,068,624 CNH common shares, with sole voting power with respect to 67,584,180 CNH common shares and sole dispositive power with respect to 84,068,624 CNH common shares. Harris’ voting power in CNH is 4.2% calculated as the ratio of (i) the number of CNH common shares beneficially owned by Harris where it has sole voting power as reported on the Harris 13G and (ii) the aggregate number of outstanding CNH common shares and CNH special voting shares as of March 2, 2026.
(3)
Information based on the filing made by BlackRock, Inc. (“BlackRock”) on a Schedule 13G/A (Amendment No. 3) filed with the SEC on April 23, 2025 (the “BlackRock 13G”). The BlackRock 13G reports BlackRock beneficially owns, in the aggregate, 98,248,600 CNH common shares, with sole voting power with respect to 91,800,452 CNH common shares and sole dispositive power with respect to 98,248,600 CNH common shares. BlackRock’s voting power in CNH is 5.7% calculated as the ratio of (i) the number of CNH common shares beneficially owned by BlackRock where it has sole voting power as reported on the BlackRock 13G and (ii) the aggregate number of outstanding CNH common shares and CNH special voting shares as of March 2, 2026.
(4)
Information based on the filing made by The Vanguard Group (“Vanguard”) on a Schedule 13G filed with the SEC on April 30, 2025 (the “Vanguard 13G”). The Vanguard 13G reports Vanguard beneficially owns, in the aggregate, 90,704,159 CNH common shares, with shared voting power with respect to 625,601 CNH common shares, sole dispositive power with respect to 88,291,472 CNH common shares and shared dispositive power with respect to 2,412,687 CNH common shares. Vanguard’s voting power in CNH is less than 1% calculated as the ratio of (i) the aggregate number of CNH common shares beneficially owned by Vanguard where it has shared voting power as reported on the Vanguard 13G and (ii) the aggregate number of outstanding CNH common shares and CNH special voting shares as of March 2, 2026.

Security Ownership of Directors and Executive Officers

The following table shows the number of common shares of CNH beneficially owned as of March 2, 2026, (unless otherwise indicated) by:

•
each individual who was serving as a director;
•
each of the NEOs; and
•
all individuals who were serving as directors or executive officers.

A beneficial owner of shares (represented in column (a)) is a person who has sole or shared voting power (meaning the power to control voting decisions) or sole or shared investment power (meaning the power to cause the sale or other disposition of the shares). A person also is considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes PSUs, and RSUs that could become exercisable or be settled within 60 days of March 2, 2026, at the discretion of an individual identified in the table (represented in column (c)).

	Shares Beneficially Owned and Held (a)	Options, PSUs, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding (1)
Director and Director Nominees
Elizabeth Bastoni	5,437	-	5,437	(*)
Howard Buffett	33,403	-	33,403	(*)
Suzanne Heywood	619,427	-	619,427	(*)
Richard Kramer	5,291	-	5,291	(*)
Karen Linehan	17,258	-	17,258	(*)
Gerrit Marx	661,909	-	661,909	(*)
Alessandro Nasi	361,493	-	361,493	(*)
Richard K. Palmer (director nominee)	-	-	-	(*)
Lorenzo Simonelli (director nominee)	-	-	-	(*)
Vagn Sørensen	40,396	-	40,396	(*)
Åsa Tamsons	9,057	-	9,057	(*)
Named Executive Officers
James Nickolas	-	-	-	(*)
Jay Schroeder	34,950	-	34,950	(*)
Stefano Pamplaone	432,541	-	432,541	(*)
Francesco Tutino	14,940	-	14,940	(*)
Oddone Incisa (Former CFO) (2)	856,574	-	856,574	(*)
All current directors and executive officers as a group	2,236,102	-	2,236,102	(*)

(1)
There were 1,240,673,013 common shares outstanding as of March 2, 2026. All of these common shares have the same rights and entitlements. The "Percent of Common Shares" was calculated by using the number of shares beneficially owned as the numerator and the number of the Company's outstanding common shares as the denominator.
(2)
Reflects the number of common shares owned as of May 31, 2025, the date of which Mr. Incisa ceased to hold the position of Chief Financial Officer of the Company.

(*) Less than 1% of the outstanding shares of CNH Industrial N.V. common shares.

All individuals listed in the table above have sole voting and investment power over the shares unless otherwise noted.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2025, concerning securities authorized for issuance under all of our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
	(a)		(b)
Equity compensation plans approved by security holders	19,909,085	$11.14	24,099,358
Equity compensation plans not approved by security holders	-	-	-
Total	19,909,085	$11.14	24,099,358

a)
This amount includes 19,805,751 PSUs and RSUs awarded under the CNH Industrial N.V. Equity Incentive Plan. Under the Company’s long-term incentive programs, the PSUs are payable only in stock after the three-year performance period has ended for the PSUs and subject to the attainment of performance goals; in one installment for the 2022-2024 RSUs, on April 30, 2025, and for the 2023-2025 RSUs, on April 30, 2026 and for the 2024-2026 RSUs, on May 10, 2027. 38,752 RSUs, which are included in the total, granted to the Non-Executive Directors in June 2024 vest in June 2025. The number of shares reflects the maximum number of shares that may be earned under the PSUs.
b)
This amount includes 7,598,544 shares available under the CNH Industrial N.V. Equity Incentive Plan. Under the CNH Industrial N.V. Equity Incentive Plan, the Company may award shares in connection with stock options and stock appreciation rights, performance shares or performance share units, restricted stock or restricted share units, or other awards based on Common Shares determined by the HCC Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

Certain Relationships and Related Transactions

The Audit Committee has adopted a written Related Party Transactions Policy that governs reviewing, approving, or ratifying all related person transactions. The written Related Person Transactions Approval Policy applies to: (1) executive officers and directors of the Company; (2) any person or enterprise owning, directly or indirectly, an interest in the voting power of the Company that gives it significant influence over the Company; and (3) immediate family members of anyone in category (1) or (2).

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. In addition, the directors and officers must promptly advise our Chief Legal and Compliance Officer if there are any changes to the information they previously provided. Transactions deemed reasonably likely to be related person transactions are submitted to the Audit Committee for pre-approval at its next meeting.

Since the beginning of 2025, there were no related party transactions requiring disclosure herein.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4, and 5) with the SEC and the NYSE. Reporting persons are required by SEC regulation to furnish us with copies of all such forms that they file.

Based on a review of the reports filed, information of the Company, and written representations from reporting persons, we believe that, during the fiscal year ended December 31, 2025, all of our directors, executive officers, and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), except for the following reports:

•
One Form 3 reporting no holdings and one Form 4 reporting the granting and vesting of an award of restricted share units, as well as sales to cover tax withholdings incurred in connection with such vesting, were filed late for Francesco Tutino, an executive officer, due to administrative delays in obtaining the reporting person's EDGAR codes.

•
One Form 3 reporting holdings that were previously reported and unchanged from the Exor 13D filed with the SEC on December 15, 2016 was filed late for Exor, a beneficial owner of more than 10% of the CNH common shares outstanding. Exor’s obligation to file this Form 3 was triggered by CNH’s determination that it no longer qualified as a foreign private issuer, as defined under the Exchange Act, effective as of January 1, 2025.

•
One Form 4 reporting the vesting of an award of restricted share units, as well as sales to cover tax withholdings incurred in connection with such vesting, was filed one day late for Alessandro Nasi, a Director, due to an administrative error.

•
One Form 4 reporting the vesting of an award of restricted share units, as well as sales to cover tax withholdings incurred in connection with such vesting, was filed one day late for Elizabeth Bastoni, a Director, due to an administrative error.

GENERAL INFORMATION

This Notice of Meeting and Proxy Statement relates to the solicitation of votes or proxies by CNH Industrial N.V., on behalf of its Board of Directors (the “Board”), for the Company’s 2026 annual general meeting of shareholders (the “Meeting”). The Company bears the cost of solicitation of proxies by the Company. Our directors, officers, and employees in the ordinary course of their employment, without special compensation other than reimbursement of expenses, may solicit proxies personally, electronically, by telephone, or with additional mailings. We may also reimburse intermediaries, fiduciaries, custodians, and brokerage houses for their expenses incurred in forwarding these materials to the beneficial owners of common shares held in their names.

Unless otherwise specified or the context otherwise requires, the terms “Company”, “CNH”, “we”, “us”, and “our” and other similar terms used in this Notice of Meeting and Proxy Statement refer to CNH Industrial N.V. and its consolidated subsidiaries. Except as otherwise specified or the context otherwise requires, references to years indicate our fiscal year ended December 31 of the respective year. The Company’s website address is www.cnh.com. We include website addresses throughout this Notice of Meeting and Proxy Statement for reference only. The information contained in, or available through, these websites is not part of, or incorporated by reference into, this Notice of Meeting and Proxy Statement. Addresses, including electronic addresses provided in this Notice of Meeting and Proxy Statement, are provided solely for the purposes so specified. You may not use any electronic address provided in this Notice of Meeting and Proxy Statement or other proxy materials to communicate with the Company for any purpose other than those expressly stated herein or therein.

What is the date, time and location of the Meeting?

The Annual General Meeting of CNH Industrial N.V. will take place at 3:00 p.m. CEST on Friday, May 8, 2026, at the offices of Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands.

Where can I locate information regarding the Meeting?

Information regarding the AGM, including a copy of this Notice of Meeting and Proxy Statement, our Annual Report on Form 10-K, our 2025 EU-IFRS Annual Report (the “Dutch Annual Report”) and copies of any other documentation relating to the Meeting, including Proxy Forms, are available on the CNH website, www.cnh.com under Investor Relations–Shareholder Meetings.

How do I attend the Meeting?

Shareholders holding common shares who wish to attend the Meeting (either in person or by proxy) (a) must have registered his or her shares as set out above and (b) should request their bank or broker submit an attendance request no later than 5:00 p.m. EDT on May 1, 2026, to the relevant Agent. These shareholders will receive an attendance card in their name (the “Attendance Card”). The Attendance Card serves as an admission certificate to enter the Meeting. The Attendance Card also contains a proxy form section, which allows these shareholders to authorize someone else to attend and vote their shares on their behalf at the Meeting. The Attendance Card and a copy of the written power of attorney (if applicable) must be presented at the Meeting registration desk. Persons entitled to attend the Meeting will be required to show a valid identity document at the registration desk prior to admission to the Meeting.

Shareholders can also follow the meeting via live webcast on the website of the Company (www.cnh.com).

Who is entitled to vote at the Meeting?

Under Dutch law and the Company’s Articles of Association, in order to be entitled to vote at the Meeting, shareholders must (i) be registered as of April 10, 2026, (the “Record Date”) in the register (the “Meeting Register”) established for that purpose by the Board after reflecting all debit and credit entries as of the Record Date, regardless of whether the shares are still held by such holders at the date of the Meeting and (ii) request registration in the manner mentioned below. The Meeting Register established by the Board is different depending on whose common shares are held. Shareholders can hold Company common shares as follows:

•
Loyalty register: shareholders holding special voting shares and common shares or shareholders holding common shares electing to receive special voting shares upon completion of the required holding period (the “Loyalty Shareholders”) registered in the loyalty register of the Company (the “Loyalty Register”). The Loyalty Register is maintained on behalf of the Company in the records of the Company’s agents: Computershare Trust Co. NA and Computershare S.p.A.;
•
Registered shareholders: shareholders holding common shares in registered form (the “Registered Shareholders”) at Computershare Trust Co. NA as the transfer agent of the Company;
•
DTC: shareholders holding common shares in a bank, brokerage, or other intermediary account with the Depository Trust Company (the “DTC Participant Account”);
•
Euronext Securities Milan: shareholders holding common shares in an intermediary account in the Euronext Securities Milan system (the “ESM Participant Account”).

The Meeting Register established by the Board is: (i) in respect of Loyalty Shareholders, the Loyalty Register, (ii) in respect of Registered Shareholders, the registered shareholder list administered by the Transfer Agent, and (iii) in respect of shareholders holding common shares in an ESM Participant Account or in a DTC Participant Account, the list of the entitled shareholders provided by the bank, brokerage, or other intermediary.

I am a Loyalty Shareholder or a Registered Shareholder. How do I vote?

Computershare will send Meeting materials to Loyalty Shareholders and/or Registered Shareholders at the addresses of such shareholders as they appear from the records maintained by Computershare, including a proxy form that allows shareholders to give their voting instructions. The proxy form will also be available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings. Loyalty Shareholders and/or Registered Shareholders will be entitled to submit their voting instructions or voting proxy (please note proxy instructions below) for the Meeting by 5:00 p.m. EDT on May 1, 2026, in writing or electronically. They can also cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings.

I am a shareholder holding common shares in a DTC Participant Account. How do I vote?

Shareholders holding common shares in a DTC Participant Account should give instructions to their bank or broker, as the record holder of their shares, who is required to vote their shares according to their instructions. In order to vote their shares and/or attend the Meeting, they will need to follow the directions provided by their bank or broker.

I am a shareholder holding common shares in an ESM Participant Account. How do I vote?

Shareholders holding common shares in an ESM Participant Account (“ESM Investors”) who wish to submit voting instructions or a voting proxy for the Meeting should request that their bank or broker issue a statement (the “Notification of Participation”) confirming their shareholding (including the shareholder’s name and address and the number of shares notified for attendance and held by the relevant shareholder on the Record Date). Banks and brokers must submit the Notification of Participation no later than 5:00 p.m. EDT on May 1, 2026, to Computershare S.p.A. The ESM Investors may cast their vote in advance of the Meeting via the web procedure made available on the Company’s website (www.cnh.com) under Investor Relations – Shareholder Meetings or by proxy form that will also be available on the Company’s website (please note proxy instructions below).

Can I revoke my proxy or change my vote after I have voted?

You may revoke your proxy or change your voting instructions prior to 5:00 p.m. EDT on May 1, 2026. If you submitted a proxy form, you can revoke or modify your vote by submitting a new proxy form which will automatically replace the previous proxy form. If you cast your vote through the web procedure on the Company’s website, you can revoke or modify such vote through the same online voting platform. If you are a shareholder holding common shares in a DTC Participant Account, you should revoke or modify your voting instructions in accordance with the instructions provided by your bank or broker.

How many shares are entitled to vote?

As of March 2, 2026, the Company had 1,240,673,013 common shares and 370,433,244 special voting shares issued and outstanding. Special voting shares are issued to holders of our common shares who participate in our Loyalty Voting Program. Each common share and each special voting share of the Company confers to the holder the right to cast one vote at a general meeting.

What is the Loyalty Voting Program?

CNH has a loyalty voting program, pursuant to which shareholders elect to receive one CNH special voting share to be held only with each CNH common share. The CNH common shares held by shareholders that participate in the loyalty voting program are registered in the Company's Loyalty Register. Following this registration, a corresponding number of special voting shares are allocated to such shareholders, and the additional voting rights could be exercised at CNH shareholders’ meeting that followed the registration. By signing an election form, whose execution was necessary to elect to participate in the loyalty voting program, shareholders also agree to be bound by the terms and conditions thereof, including the transfer restrictions described below. The terms and conditions applicable to special voting shares are available on the Company’s website (www.cnh.com).

A holder of Qualifying Common Shares may at any time request the de-registration of some or all such shares from the Loyalty Register, which will allow such shareholder to freely trade its CNH common shares. From the moment of such request, the holder of Qualifying Common Shares shall be considered to have waived his/her/its rights to cast any votes associated with the loyalty voting shares corresponding to its previously Qualifying Common Shares. Upon the de-registration from the Loyalty Register, the relevant common shares will therefore cease to be Qualifying Common Shares. Any de-registration request would automatically trigger a mandatory transfer requirement pursuant to which the special voting shares will be surrendered to CNH for no consideration.

CNH’s common shares are freely transferable. Special voting shares are not admitted to listing and are transferable only in very limited circumstances and only along with the common shares to which they are associated. Any transfer of common shares that are registered on the Loyalty Register will trigger the de-registration of such common shares from that register and any associated special voting shares will automatically be surrendered to CNH for no consideration.

The purpose of the loyalty voting program is to grant long-term CNH shareholders an extra voting right as qualifying shareholders are entitled to exercise an additional vote through the common share and the associated special voting share held. However, under Dutch law, the special voting shares cannot be excluded from economic entitlements. As a result, in accordance with the Articles of Association, holders of special voting shares are entitled to a minimum dividend, which is allocated to a separate special dividend reserve (the “Special Dividend Reserve”). The distribution of dividends from the Special Dividend Reserve can only be approved by the general meeting of the holders of special voting shares upon proposal of the Board. The power to vote upon the distribution from the Special Dividend Reserve is the only power that is granted to that meeting, which can only be convened by the Board as it deems necessary. No distribution has been made from this reserve. The special voting shares do not have any other economic entitlement.

Section 10 of the special voting share terms and conditions includes liquidated damages provisions intended to discourage any attempt by participants in the loyalty voting program to violate the terms thereof. These liquidated damages provisions may be enforced by CNH by means of a legal action brought by the Company in the courts of the Netherlands. A violation of the provisions of the above-mentioned terms and conditions concerning the transfer of special voting shares may lead to the imposition of liquidated damages.

Pursuant to Section 12 of the special voting share terms and conditions, any amendment to the terms and conditions (other than merely technical, non-material amendments) may only be made with the approval of the general meeting of shareholders of CNH.

A shareholder must promptly notify CNH upon the occurrence of a change of control, which is defined in Article 4(1)(n) of the Articles of Association as including any direct or indirect transfer, carried out through one or a series of related transactions, by a CNH shareholder that is not an individual of (i) the ownership or control of 50% or more of the voting rights of such shareholder, (ii) the de facto ability to direct the casting of 50% or more of the votes which may be expressed at the general meetings of such shareholder, or (iii) the ability to appoint or remove half or more of the Directors, Executive Directors or Board members or executive officers of such shareholder or to direct the casting of 50% or more of the voting rights at meetings of the Board, governing body or executive committee of such shareholder. In accordance with Article 4(1)(n) of the Articles of Association, no change of control shall be deemed to have occurred if (i) the transfer of ownership and/or control is the result of the succession or the liquidation of assets between spouses or the inheritance, inter vivos donation or other transfer to a spouse or a relative up to and including the fourth degree or (ii) the fair market value of the Qualifying Common Shares held by the relevant CNH shareholder represents less than 20% of the total assets of the Transferred Group at the time of the transfer and the Qualifying Common Shares, in the sole judgment of CNH, are not otherwise material to the Transferred Group or the change of control transaction. Article 4(1)(n) of the Articles of Association defines “Transferred Group” as comprising the relevant shareholder together with its affiliates, if any, over which control was transferred as part of the same change of control transaction, as such term in defined in Article 4(1)(n) of the Articles of Association. A change of control will trigger the de-registration of the applicable Qualifying Common Shares from the Loyalty Register and the suspension of the special voting rights attached to such Qualifying Common Shares.

When will the Meeting be considered regularly convened and the resolutions at such Meeting validly adopted?

No quorum requirements apply to the Meeting. At a general meeting of the CNH shareholders, resolutions are adopted with a majority of the votes validly cast. In order to pass, each of the resolutions proposed in this Notice of Meeting and Proxy Statement requires that a majority of the votes cast at the Meeting be voted “FOR” such resolution.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote.

Am I entitled to ask questions at the Meeting?

Shareholders can submit questions regarding the Meeting agenda items by email to agm2026@cnh.com until May 5, 2026, at 5:00 p.m. CEST. The email must include the name, the surname, the number of shares held by the shareholder, the Meeting agenda item to which the question refers and the bank or broker statement proving the shareholder’s ownership of CNH common shares on the Record Date. CNH will address these questions, including any follow-up questions, during the Meeting, to the extent appropriate with a view to the orderly conduct of the Meeting. The Chair of the Meeting shall ensure the orderly and efficient conduct of the Meeting. In the interest of the order of the Meeting, the Chair may, among other things, limit the number of questions and cluster questions (thematically or otherwise).

Do I have appraisal rights?

Our stockholders are not entitled to dissenters’ or appraisal rights under Dutch law with respect to any of the proposals being voted on at the Meeting.

ANNEX A - RECONCILIATION OF NON-GAAP FIGURES

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Year Ended December 31,		($ million)	Three Months Ended December 31,
2025	2024		2025	2024
2,538	1,968	Net cash provided (used) by Operating Activities	945	1,692
(1,485)	(1,806)	Cash flows from Operating Activities of Financial Services, net of eliminations	72	(645)
6	5	Change in derivatives hedging debt of Industrial Activities and other	(7)	(7)
-	(31)	Investments in assets sold under operating lease assets of Industrial Activities	-	(4)
(530)	(533)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(209)	(204)
(16)	(4)	Other changes(1)	16	16
513	(401)	Free cash flow of Industrial Activities	817	848

(1)
This item primarily includes capital increases in intersegment investments and change in financial receivables.

Reconciliation of Adjusted Net Income to Net Income (Loss) under U.S. GAAP
Year Ended December 31,		($ million)	Three Months Ended December 31,
2025	2024		2025	2024
505	1,259	Net income (loss)	89	176
245	97	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	190	20
(47)	(17)	Adjustments impacting Income tax (expense) benefit (b)	(33)	-
703	1,339	Adjusted net income (loss)	246	196
691	1,326	Adjusted net income (loss) attributable to CNH Industrial N.V.	243	193
1,251	1,260	Weighted average shares outstanding – diluted (million)	1,247	1,253
0.55	1.05	Adjusted diluted EPS ($)	0.19	0.15

CNH Industrial N.V. VOTE ENDORSEMENT_LINE_ SACKPACK_ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000001 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 1, 2026 at 5:00 P.M. EDT. Online Go to www.investorvote.com/CNH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CNH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual General Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A CNH Industrial N.V. Proposals — The Board unanimously recommends that you vote “FOR” each director nominee included in Item 1, “FOR” Item 2A, “One Year” for Item 2B and “FOR” Items 3A, 3B, 3C, 4A, 5, 6A, 6B, and 6C. 1. APPOINTMENT OF THE EXECUTIVE DIRECTORS AND APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS: For Against Abstain 1A – Re-appointment of Suzanne Heywood 1D – Re-appointment of Howard W. Buffett 1G – Appointment of Richard Palmer 1B – Re-appointment of Gerrit Marx 1E – Re-appointment of Karen Linehan 1H – Appointment of Lorenzo Simonelli 1C – Re-appointment of Elizabeth Bastoni 1F – Re-appointment of Alessandro Nasi 1I – Re-appointment of Vagn Sørensen 2A – Approval of executive compensation (“say-on-pay”) (advisory vote) 2B – Approval of the frequency of future shareholder votes on the Company’s executive compensation (advisory vote) 3A – Adoption of the 2025 Company Annual Financial Statements 3B - Re-Appointment of Deloitte Accountants B.V. as the Independent Auditor of the Company’s 2026 Dutch Statutory Annual Accounts 3C - Ratification of the re-appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our 2026 U.S. GAAP financial statements (advisory vote) 4A – Proposal of a dividend for 2025 5 – Discharge of the executive directors and the non-executive directors of the Board during the financial year 2025 for the performance of their duties during 2025 6A – Authorization to issue new shares and/or grant rights to subscribe for shares 6B – Authorization to limit or exclude pre-emptive rights 6C – Authorization to repurchase own shares C 1234567890 JNT 1UPX 684209 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 049DID 1 YR 2 YRS 3 YRS Abstain

2026 Annual Meeting Admission Ticket 2026 Annual Meeting of CNH Industrial N.V. Shareholders The 2026 Annual Meeting of Shareholders of CNH Industrial N.V. will be held on May 8, 2026, 3:00 P.M. CEST at Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CNH IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — CNH INDUSTRIAL N.V. 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS – MAY 8, 2026 This proxy is being solicited on behalf of the Board of Directors of CNH Industrial N.V. (the “Board”) The undersigned, revoking all prior proxies, hereby appoints Britton M. Worthen with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of CNH Industrial N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on May 8, 2026, commencing at 3:00 P.M. CEST and any adjournments thereof. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. UNLESS A CONTRARY DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual General Meeting.

CNH Industrial N.V. VOTE ENDORSEMENT_LINE _ SACKPACK _ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000001 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 1, 2026 at 5:00 P.M. EDT. Online Go to www.investorvote.com/CNH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CNH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual General Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board unanimously recommends that you vote “FOR” each director nominee included in Item 1, “FOR” Item 2A, “One Year” for Item 2B and “FOR” Items 3A, 3B, 3C, 4A, 5, 6A, 6B, and 6C. 1. APPOINTMENT OF THE EXECUTIVE DIRECTORS AND APPOINTMENT OF THE NON-EXECUTIVE DIRECTORS: For Against Abstain 1A – Re-appointment of Suzanne Heywood 1D – Re-appointment of Howard W. Buffett 1G – Appointment of Richard Palmer 1B – Re-appointment of Gerrit Marx 1E – Re-appointment of Karen Linehan 1H – Appointment of Lorenzo Simonelli 1C – Re-appointment of Elizabeth Bastoni 1F – Re-appointment of Alessandro Nasi 1I – Re-appointment of Vagn Sørensen 1 YR 2 YRS 3 YRS Abstain 2A – Approval of executive compensation (“say-on-pay”) (advisory vote) 2B – Approval of the frequency of future shareholder votes on the Company’s executive compensation (advisory vote) 3A – Adoption of the 2025 Company Annual Financial Statements 3B - Re-Appointment of Deloitte Accountants B.V. as the Independent Auditor of the Company’s 2026 Dutch Statutory Annual Accounts 3C - Ratification of the re-appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our 2026 U.S. GAAP financial statements (advisory vote) 4A – Proposal of a dividend for 2025 5 – Discharge of the executive directors and the non-executive directors of the Board during the financial year 2025 for the performance of their duties during 2025 6A – Authorization to issue new shares and/or grant rights to subscribe for shares 6B – Authorization to limit or exclude pre-emptive rights 6C – Authorization to repurchase own shares C 1234567890 JNT 1UPX 684209 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2026 Annual Meeting Admission Ticket 2026 Annual Meeting of CNH Industrial N.V. Shareholders The 2026 Annual Meeting of Shareholders of CNH Industrial N.V. will be held on May 8, 2026, 3:00 P.M. CEST at Freshfields LLP, Strawinskylaan 10, 1077 XZ Amsterdam, The Netherlands. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CNH IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — CNH INDUSTRIAL N.V. 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS – MAY 8, 2026 This proxy is being solicited on behalf of the Board of Directors of CNH Industrial N.V. (the “Board”) The undersigned, revoking all prior proxies, hereby appoints Britton M. Worthen with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of CNH Industrial N.V. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on May 8, 2026, commencing at 3:00 P.M. Central European Summer Time and any adjournments thereof. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. UNLESS A CONTRARY DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Declaration and Power of Attorney: By checking this box, you irrevocably and unconditionally: (a) agree to be bound by the Special Voting Shares Terms and Conditions, as published on the CNH Industrial website; and (b) authorize and instruct Computershare represent you and act on your behalf in connection with any issuance, allocation, acquisition, transfer and/or repurchase of any Special Voting Share in accordance with and pursuant to the Special Voting Shares Terms and Conditions. D Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual General Meeting.